Exhibit 10.1

LOAN AND SECURITY AGREEMENT

by and among

America First Tax Exempt Investors, L.P.,

a publicly traded Delaware limited partnership,

as Borrower,

Bank of America, N.A.,

a national banking association,

as Lender,

and

Deutsche Bank Trust Company Americas,

a New York banking corporation,

as Collateral Agent

ATAX Loan Agreement.doc - RE Form - Loan Agreement

Schedules to Loan and Security Agreement
Schedule 1	Definitions
Schedule 2	Bond Portfolio
Schedule 3	Projects and Project Owners
Schedule 4	Borrower’s Payment Account
Schedule 5	Bond Trustees
Schedule 6	Bond Payments

Loan and Security Agreement

This Loan and Security Agreement (this “Agreement”) is made as of the 18th day of June, 2009, by and among America First Tax Exempt Investors, L.P., a publicly traded Delaware limited partnership (“Borrower”), Bank of America, N.A., a national banking association (together with its successors and assigns, the “Lender”) and Deutsche Bank Trust Company Americas, a New York banking corporation (together with its successors and assigns, the “Collateral Agent”).

Recitals

Borrower has applied to Lender for a term loan (the “Loan”) in the maximum principal amount of Fifty Million and No/100 Dollars ($50,000,000) for the purpose of refinancing existing obligations with respect to (a) a certain letter of credit facility (the “Letter of Credit Facility”), pursuant to which the Lender previously issued certain letters of credit in the aggregate stated amount of Eighty-one Million Seven Hundred Thirty Thousand One Hundred Three and 00/100 Dollars ($81,730,103) for the account of the Borrower, and (b) a certain tender option bond liquidity facility pursuant to which Lender has made available to Borrower Seventy-Six Million Seven Hundred Forty-Five Thousand Two Hundred Thirty-Seven and No/100 Dollars ($76,745,237) in liquidity support (the “TOB Liquidity Facility” and together with the Letter of Credit Facility, the “TOB Facility”).  The Borrower owns legal title to the 13 issues of tax-exempt bonds or participation interests in bonds described on Schedule 2 attached hereto and incorporated herein (each a “Bond” and collectively, the “Bonds” or, together with the related unenhanced custody receipts in certain of the Bonds, the “Bond Portfolio”).  Each issue of the Bonds was issued by the applicable Bond Issuer for the purpose of providing tax-exempt financing (the “Project Loans”) for each specific low-income housing and educational project as are further described on Schedule 3 attached hereto and incorporated herein (each a “Project” and collectively, the “Projects”).  The owners of the fee simple interest in each Project are also set forth on Schedule 3 (each a “Project Owner” and collectively, the “Project Owners”).  The Project Owners are the borrowers under the Project Loans.  The unenhanced custody receipts previously included as part of the Bond Portfolio are being cancelled and discharged on the date hereof and shall not be part of the Bond Portfolio following such cancellation and discharge.

As further set forth in that certain Shortfall, Fee and Collateral Agreement dated as of June 26, 2008 (the “Existing Collateral Agreement”), by and among the Borrower, as “Obligor” thereunder; the Lender, in its respective capacities as “Bridge Loan Lender”, “LOC Provider” and “TOB Liquidity Provider” thereunder; Banc of America Securities LLC, in its capacity as “TOB Placement and Remarketing Agent” thereunder; and the Collateral Agent, in its capacity as “Custodian” and “Collateral Agent” thereunder, the Borrower’s reimbursement obligations with respect to the Letter of Credit Facility and its obligations under the TOB Liquidity Facility are currently secured by, among other things, the Bond Portfolio.

Pursuant to the Existing Collateral Agreement, the Bond Portfolio is currently held by the Collateral Agent as collateral agent and custodian under the TOB Facility.  As further set forth herein, the Borrower’s interests with respect to the Bonds, the Bond Portfolio, the Projects and related collateral will continue to be pledged to the Lender as collateral for the Borrower’s obligations under this Agreement and the Loan.  Also as further set forth herein, Borrower and Lender desire to have the Collateral Agent continue to serve as collateral agent and custodian with respect to the Bonds, and in such capacity, the Collateral Agent will continue to hold the Bonds as collateral agent and custodian for the Lender.  This Agreement amends and restates the Existing Collateral Agreement with respect to the indebtedness and obligations secured by the Bond Portfolio.

Lender has agreed to make the Loan on the terms and conditions set forth in this Agreement and in the other documents evidencing and securing the loan.

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Now, therefore, in consideration of the premises, and in further consideration of the mutual covenants and agreements herein set forth and of the sum of Ten Dollars ($10.00) paid by each party to the other, receipt of which is hereby acknowledged, the parties covenant and agree as follows:

Agreements

ARTICLE I

GENERAL INFORMATION.

Section 1.1                                Conditions to Closing.

The conditions precedent to closing the Loan are set forth in the Closing Checklist.  The conditions precedent to closing include, but are not limited to, the following:

(a)           Evidence that the Borrower has effected the purchase of all eleven (11) series of the variable certificates (the “TOB Variable Certificates”) in accordance with the four (4) Series Trust Agreements dated as of July 3, 2008, between the Lender, as trustor, and the Collateral Agent, as trustee (the “TOB Trust Agreements”) and in accordance with the requirements of the Existing Collateral Agreement and the other instruments, agreements and documents evidencing or executed in connection with the TOB Trust Agreements and the Existing Collateral Agreement (collectively, the “TOB Documents”).

(b)           The termination and cancellation of the TOB Liquidity Facility, the Letter of Credit Facility and the TOB Documents on terms satisfactory to the Lender, including, without limitation, the cancellation and return of all original letters of credit issued pursuant to the Letter of Credit Facility.

(c)           The receipt by Lender of a payoff statement with respect to the purchase of the TOB Variable Certificates by the Borrower and, if applicable, the termination of Liens, if any, that are not continuing under this Agreement.

(d)           The receipt by Lender of a favorable opinion of counsel to the Borrower, addressed to the Lender, in form and substance satisfactory to the Lender and its counsel concerning such matters as the Lender and its counsel may reasonably require.

(e)           Payment by Borrower, in immediately available funds, of all fees, deposits and other amounts required to be paid to the Lender pursuant to the Commitment Letter and this Agreement.

Section 1.2                                Schedules.

The Schedules attached to this Agreement are incorporated herein and made a part hereof.

Section 1.3                                Defined Terms.

Capitalized terms in this Agreement shall have the meanings ascribed to such terms in the Preamble and Recitals hereto and in Schedule 1.

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ARTICLE II

TERMS OF THE LOAN.

Section 2.1                                The Loan.

Borrower agrees to borrow the Loan from Lender, and Lender agrees to lend the Loan to Borrower, subject to the terms and conditions herein set forth, in an amount not to exceed the Loan Amount.  Interest shall accrue and be payable in arrears on sums advanced hereunder for the period of time outstanding as further provided in the Note.  Principal payments shall be due at the times and in the amounts set forth in the Note.  The Loan is not a revolving loan; amounts repaid may not be re-borrowed.  The Loan is full recourse to the Borrower.

Section 2.2                                Initial Advance.

At closing, Lender shall advance the full amount of the Loan proceeds to or for the account of the Borrower as further specified in the closing memorandum or flow of funds agreed upon between Borrower and Lender.

Section 2.3                                Liability of Lender.

Lender shall in no event be responsible or liable to any Person other than Borrower for the disbursement of or failure to disburse the Loan proceeds or any part thereof and no Person other than Borrower shall have any right or claim against Lender under this Agreement or the other Loan Documents.

ARTICLE III

SECURITY INTERESTS; COLLATERAL AGENT

Section 3.1                                Appointment of Collateral Agent.

The Lender and the Borrower agree that the Collateral Agent will continue to serve as collateral agent and custodian for the Lender and in furtherance thereof, the Borrower and Lender hereby appoint the Collateral Agent, and the Collateral Agent hereby agrees to act, as Collateral Agent hereunder.  The Collateral Agent assumes no obligation to review the sufficiency of the Collateral, or to recommend the purchase, retention or sale of any Collateral.  The Borrower hereby agrees to pay to the Collateral Agent the Collateral Agent Fees, without notice or demand, in immediately available funds in advance on the date hereof and on the date of each anniversary of the date hereof until the termination of this Agreement in accordance with its terms and the terms of the Collateral Agent Fee Proposal.  The Collateral Agent Fee shall be fully earned when due and nonrefundable when paid.

Section 3.2                                Pledge and Grant of Security Interest in Bond Collateral.

In order to secure the prompt and complete payment by the Borrower when due of all Obligations, the Borrower hereby grants to the Collateral Agent, for the benefit of the Lender, a first priority perfected, secured lien on, and assigns to the Collateral Agent, for the benefit of the Lender, all right, title and interest of the Borrower in and to all Bond Collateral and all proceeds thereof.  Notwithstanding the foregoing, the parties acknowledge and agree that the Lender shall hold all Cash Collateral as further set forth in Section 3.9 below.

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Section 3.3                                Delivery and Protection of the Bond Collateral.

The Borrower, the Lender and the Collateral Agent hereby agree that:

(a)           The Borrower has previously delivered to the Collateral Agent each of the Bonds, together with all certificates and instruments representing the Bonds and all Bond Documents and has executed and delivered to Collateral Agent and Lender all documentation necessary to transfer the ownership of each Bond from the Borrower to the Collateral Agent as registered owner, with instructions to each Bond Trustee to provide for registration of each such Bond in the name of the Collateral Agent.  If, while this Agreement is in effect, the Borrower shall receive any certificate or debt instrument (including, without limitation, any certificate representing an interest payment), option or rights, whether as an addition to, in substitution of or in exchange for any Bond Collateral, the Borrower shall accept and hold the same in trust for the Collateral Agent, for the benefit of the Lender, and shall immediately deliver the same to the Collateral Agent in the exact form received, together with a bond pledge certificate or other appropriate assignment, duly executed in blank with guarantee of signature acceptable to the respective Bond Trustee, to be held by the Collateral Agent, subject to the terms of this Agreement, as additional Bond Collateral.

(b)           In conjunction with the pledge in Section 3.2 above and the delivery of the Bond Collateral as set forth in subsection (a) above, the Borrower will direct each Bond Trustee to (i) register on its books the lien of the Collateral Agent with respect to the Bonds, (ii) send to the Collateral Agent and the Lender copies of all distribution reports and other reports (if any) sent to holders of the Bonds, and (iii) make all payments or distributions in respect of the Bonds directly to the Collateral Agent.  Each month, the Lender will transmit to the Collateral Agent and the Borrower an invoice setting forth the debt service payment or payments then due under the Note (each a “Note Payment Amount”).  Borrower shall pay the Note Payment Amount as and when due in accordance with the terms of this Agreement and the Note.  Prior to an Event of Default, the Collateral Agent shall reimburse Borrower, at the account specified on Schedule 4 hereto, from the proceeds of any payment or distribution received by the Collateral Agent from any Bond Trustee in respect of the Bonds, upon receipt thereof by the Collateral Agent, in an amount equal to the Note Payment Amount; provided, however, that Borrower shall not be entitled to receive any disbursements of Bond proceeds if any payment then due with respect to the Loan has not been paid.  Prior to an Event of Default and after reimbursing Borrower for any applicable Note Payment Amount, any amounts received by the Collateral Agent from any Bond Trustee in respect of the Bonds in excess of the Note Payment Amount shall be remitted by the Collateral Agent to the Borrower at the account specified on Schedule 4 hereto.  The Borrower, Lender and Collateral Agent acknowledge and agree that the Collateral Agent shall be entitled to net out any Collateral Agent Fees then due to the Collateral Agent prior to remitting any Bond proceeds to the Borrower under the provisions of this subsection (b).  At any time after the occurrence of an Event of Default, the Borrower shall have no right to receive any further reimbursements, payments or distributions on the Bonds, and all such payments or distributions on the Bonds shall (A) constitute “Bond Collateral,” (B) be subject to the lien of the Collateral Agent hereunder, and (C) be retained by the Collateral Agent on behalf of the Lender in satisfaction of any outstanding Obligations.  At any time after the occurrence of an Event of Default, the Collateral Agent shall present for payment any Bonds or other Bond Collateral that must be presented for payment to the applicable Bond Trustees or Bond Issuer thereof, or its agent, as applicable, and apply such proceeds pursuant to Article IX hereof.

(c)           The Borrower will from time to time do whatever the Lender or Collateral Agent may require by way of obtaining, executing, delivering, and/or filing notices of assignment, financing statements, continuation statements, instruments of further assurance and other instruments, and amendments and renewals thereof, and the Borrower will take any and all steps and observe such formalities as the Lender or Collateral Agent may require, in order to create and maintain a valid Lien

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 upon, pledge of, or paramount security interest in, the Bond Collateral, subject to the Permitted Liens and to enable Lender and/or Collateral Agent to enforce any rights with respect to the Bond Collateral.  The Borrower will preserve and defend title to the Bond Collateral and the rights of the Collateral Agent and the Lender in such Bond Collateral against the claims of all persons and parties.  Without implying any limitation on the foregoing, with respect to the Bond Collateral that may be perfected by control, the Borrower shall take such steps as the Lender or Collateral Agent may require in order that Lender or Collateral Agent, as applicable, may have such control.  In furtherance of the foregoing, the Borrower and Collateral Agent hereby acknowledge and agree that the Bond Collateral shall be subject to the control and direction of Lender.  By their signatures to this Agreement, Borrower hereby authorizes and directs the Collateral Agent, and the Collateral Agent agrees, to comply with the instructions of Lender directing disposition of the Bond Collateral without further consent of Borrower.  Borrower authorizes and directs the Collateral Agent, and the Collateral Agent agrees, that the Collateral Agent shall not honor Borrower’s instructions with respect to a release of the Bond Collateral from the lien of this Agreement, without Lender’s prior written consent.  To the extent permitted by applicable Laws, the Lender or Collateral Agent may file, without the Borrower’s signature, one or more financing statements or other notices disclosing the Lender’s liens and other security interests.  The Borrower hereby ratifies and confirms the Lender’s and Collateral Agent’s authority to file and the validity of any and all financing statements and notices filed by the Lender or Collateral Agent prior to the date of this Agreement.

Section 3.4                                Representations and Warranties of the Collateral Agent.

The Collateral Agent represents and warrants to the Lender and the Borrower that on the date hereof that:

(a)           Its execution, delivery and performance of this Agreement are within its powers, have been and remain duly authorized by all necessary action, corporate or otherwise, and do not conflict with any provision of any law, regulation, rule, decree, order, judgment or contractual restriction binding or affecting it or its property or assets or any provision of its formative documents; and

(b)           This Agreement has been duly executed and delivered and this Agreement constitutes its valid and legally binding obligation enforceable against it in accordance with its terms.

(c)           As of the date of this Agreement, all of the Bonds (other than those relating to Woodlynn Village, Ashley Square and Bent Tree (as further identified on Schedule 2 attached hereto)) are duly registered to SAILORLAUNCH & CO. which is the nominee name for State Street Bank, which is the Collateral Agent’s custodian bank.  The Bonds relating to Woodlynn Village, Ashley Square and Bent Tree are in the process of being re-registered to SAILORLAUNCH & CO., and the Collateral Agent shall work diligently to complete such re-registration on or before August 1, 2009.

Section 3.5                                Collateral Agent’s Standard of Care, Liabilities and Indemnity.

(a)           The Collateral Agent shall exercise reasonable care in its custody and preservation of the Bond Collateral and shall be deemed to have exercised reasonable care if it exercises at least the same degree of care as it would exercise with respect to a like transaction in which it alone is interested.

(b)           The Collateral Agent shall not be liable to the Borrower or the Lender for any action taken or omitted by it hereunder at the direction of the Lender.  The Collateral Agent shall be liable only for its gross negligence, bad faith or willful misconduct.

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(c)           The Borrower hereby agrees to indemnify the Collateral Agent and hold it harmless against any and all claims, losses, liabilities, damages or expenses, including reasonable counsel fees, howsoever arising, from or in connection with this Agreement or the performance of its duties hereunder; provided, that nothing contained herein shall require that the Collateral Agent be indemnified by the Borrower for any such claims, losses, liabilities, damages or expenses arising from the Collateral Agent’s gross negligence, bad faith or willful misconduct or arising from the Lender’s gross negligence, bad faith or willful misconduct.

(d)           The Lender hereby agrees to indemnify the Collateral Agent and hold it harmless against any and all claims, losses, liabilities, damages or expenses, including reasonable counsel fees, howsoever arising, from or in connection with this Agreement or the performance of its duties hereunder; provided, that such claims, losses, liabilities, damages or expenses result from Lender’s gross negligence, bad faith or willful misconduct.

Section 3.6                                Termination; Successor Collateral Agent.

(a)           If at any time the Collateral Agent become incapable of acting or is adjudged a bankrupt or insolvent, or a receiver of the Collateral Agent or of its property is appointed, or any public officer takes charge or control of the Collateral Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Lender will automatically succeed to the rights and interests of the Collateral Agent hereunder and will hold the Bonds and all related Bond Collateral directly, and the Borrower and Collateral Agent shall cooperate with Lender to have the Bond Collateral re-registered in the name of the Lender.  In furtherance of the foregoing, the Borrower and Collateral Agent shall execute and deliver to Lender all documentation and shall take such action necessary to transfer the ownership of each Bond from the Collateral Agent to Lender as registered owner, with instructions to each Bond Trustee to provide for registration of each such Bond in the name of the Lender.  If and when the provisions of this Section 3.6(a) take effect, the Borrower will then immediately direct each Bond Trustee to (i) register on its books the lien of the Lender with respect to the Bonds, (ii) send to the Lender copies of all distribution reports and other reports (if any) sent to holders of the Bonds, and (iii) make all payments or distributions in respect of the Bonds directly to the Lender.  If for any reason Lender shall elect, in its sole and absolute discretion, not to succeed to the rights and interests of the Collateral Agent as provided herein, then the Lender or the Borrower may petition any court of competent jurisdiction for the removal of the Collateral Agent and the appointment of a successor Collateral Agent in accordance with the other provisions of this Section 3.6.

(b)           If at any time the Collateral Agent notifies the Lender and the Borrower that the Collateral Agent elects to resign as Collateral Agent, then the Lender will automatically succeed to the rights and interests of the Collateral Agent and will hold the Bonds and all related Bond Collateral directly, and the Borrower and Collateral Agent will cooperate with Lender to transfer the Bonds and Bond Collateral as provided in Section 3.6(a) above.  If for any reason Lender shall elect, in its sole and absolute discretion, not to succeed to the rights and interests of the Collateral Agent as provided herein, the Lender shall, within 45 days after the delivery of the notice of resignation (and also within 45 days of a notice or removal pursuant to Section 3.6(a) above unless Lender has succeeded to the rights and interests of the Collateral Agent thereunder), appoint a successor Collateral Agent, which successor shall be a commercial bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000 or whose obligations hereunder are guaranteed by a Person whose capital and surplus or net worth is at least that amount.  If no successor Collateral Agent has been so appointed within such 45-day period, the Collateral Agent may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent.

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(c)           Notwithstanding the foregoing, no resignation or removal of the Collateral Agent (excepting removal due to Collateral Agent’s insolvency or bankruptcy) in accordance with the provisions hereof shall become effective until a successor Collateral Agent (including Lender) has accepted its appointment hereunder.

(d)           Any corporation into which the Collateral Agent may be merged or converted or with which it may be consolidated or any corporation acquiring or otherwise succeeding to all or substantially all the business of the department or group that administers this Agreement shall be the successor of the Collateral Agent hereunder without the execution or filing of any document or any further act on the part of any of the parties hereto; provided, that such corporation shall otherwise satisfy the requirements of Section 3.6(b) above.

Section 3.7                                Duties of the Collateral Agent.

It is understood and agreed that the Collateral Agent’s duties are solely those set forth herein and that the Collateral Agent shall have no duty to take any other action unless specifically agreed to by the Collateral Agent in writing.  Without limiting the generality of the foregoing, the Collateral Agent shall not be required to institute, appear in or defend any suit with respect to any Bond Collateral (other than a suit relating to the failure of the Collateral Agent to perform its obligations hereunder), unless requested by the Lender in writing and indemnified to its satisfaction.

Section 3.8                                The Collateral Agent in Other Capacities.

The Collateral Agent or any of its subsidiaries or affiliates, acting as principal, may act as agent for, provide banking and other services to and generally engage in any kind of business with issuers of securities and money market instruments purchases for the Lender or the Borrower to the same extent as if the Collateral Agent were not Collateral Agent hereunder.

Section 3.9                                Cash Collateral.

(a)           In addition to collateral described elsewhere in this Article III, at or prior to closing, and as an express condition precedent to Lender’s agreement to make the Loan, Borrower shall have deposited with the Lender the Initial Cash Collateral.  The Initial Cash Collateral, and any additional cash collateral deposited by Borrower pursuant to the terms of this Agreement (the Initial Cash Collateral and all such additional cash collateral and interest earned thereon, collectively, the “Cash Collateral”), shall be held by Lender in a restricted interest-bearing account (the “Cash Collateral Account”), with all accrued interest to become part of Borrower’s deposit.  Provided that no Event of Default has occurred, such accrued interest shall be disbursed to Borrower upon Borrower’s request from time to time.  Borrower agrees that it shall include all interest and earnings on any such deposit as its income (and, if Borrower is a partnership or other pass-through entity, the income of its partners, members or beneficiaries, as the case may be), and shall be the owner of all funds on deposit in the Cash Collateral Account for federal and applicable state and local tax purposes.  Lender shall have the exclusive right to manage and control all funds in the Cash Collateral Account, but Lender shall have no fiduciary duty with respect to such funds.  Any account fees and charges may be deducted from the balance, if any, in the Cash Collateral Account.  Borrower grants to Lender a security interest in the Cash Collateral Account, the Cash Collateral and all such deposited funds hereafter deposited to such deposit account, and any proceeds thereof, as security for the Obligations.  Such security interest shall be governed by the Uniform Commercial Code of the State, and Lender shall have available to it all of the rights and remedies available to a secured party thereunder.  The Cash Collateral Account may be established and held in such name or names as Lender shall deem appropriate, including in the name of Lender.  Borrower hereby constitutes and appoints Lender and any officer or agent of Lender its true and lawful attorneys-in-fact

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with full power of substitution to open the Cash Collateral Account and to do any and every act that Borrower might do on its own behalf to fulfill the terms of this Section 3.9.  To the extent permitted by Law, Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  It is understood and agreed that this power of attorney, which shall be deemed to be a power coupled with an interest, cannot be revoked.

(b)           Lender agrees that after the date hereof the Cash Collateral may be transferred to a different account with the Lender other than the Cash Collateral Account described in Section 3.9(a) above, as requested by Borrower, so long as the substitute account and the funds therein remain subject to the Lender’s control and the Lender has a perfected first-lien security interest in such substitute account and the funds therein.  Without limiting the generality of the foregoing, any such substitute account shall be considered to be the Cash Collateral Account for purposes of Section 3.10 below.

(c)           Upon Borrower’s request from time to time after the date hereof, provided that no Event of Default has occurred and that a 75% loan-to-value ratio is then satisfied, the Lender will release the Initial Cash Collateral to Borrower at such time as (a) all of the Projects have achieved stabilization (defined as ninety percent (90%) occupancy for three (3) consecutive months) and (b) the operations of each of the Projects collectively support a Debt Service Coverage Ratio of 1.1 to 1.0, tested in accordance with Section 5.18(c) below, all as determined by the Lender is in its sole and absolute discretion.

Section 3.10                                Partial Releases.

Provided that no Event of Default has occurred, Borrower may request in writing from time to time that Bonds be released from the Bond Portfolio (each a “Released Bond”).  Upon receipt of Borrower’s request for a release and prior to the release being effectuated, Lender will test the Debt Service Coverage Ratio, in accordance with Section 5.18(c) below, to determine whether the Bond Portfolio (exclusive of any Released Bond that is the subject of Borrower’s release request) then satisfies a Debt Service Coverage Ratio of not less than 1.1 to 1.0.  If required by Lender, Borrower shall provide Lender with current financial statements to be used in calculating the Debt Service Coverage Ratio.  If the remaining Bond Portfolio, exclusive of any Released Bond that is the subject of Borrower’s release request, then satisfies the required Debt Service Coverage Ratio, as determined by Lender in its sole discretion, Lender will grant the Borrower’s request for a release subject to Lender’s receipt of the Bond Release Price (as hereinafter defined).  If the remaining Bond Portfolio, exclusive of any Released Bond that is the subject of Borrower’s release request, does not then satisfy the required Debt Service Coverage Ratio, as determined by Lender in its sole discretion, Lender shall have no obligation to grant Borrower’s request for a release unless and until Borrower deposits cash collateral with the Lender (to be held in the Cash Collateral Account) in an amount sufficient to cause the Bond Portfolio to meet the Debt Service Coverage Ratio, as determined by Lender in its sole discretion.  If Borrower deposits cash collateral as required, then Lender will grant the Borrower’s request for a release subject to Lender’s receipt of the Bond Release Price.  With respect to Bonds other than those relating to Iona Lakes, Ashley Square and Bent Tree (as further identified on Schedule 2 attached hereto), the “Bond Release Price” shall mean a principal amount equal to the greater of (i) the collateral value of the Released Bonds determined as of the time that Borrower requested the release and (ii) the collateral value of the Released Bonds determined as of the time the release is to be effective.  With respect to Bonds relating to Iona Lakes, Ashley Square and Bent Tree, the “Bond Release Price” shall mean a principal amount equal to the greater of (i) seventy percent (70%) of the collateral value of the Released Bonds determined as of the time that Borrower requested the release and (ii) seventy percent (70%) of the collateral value of the Released Bonds determined as of the time the release is to be effective.  The collateral value of the Released Bonds will be determined by Lender, in its reasonable discretion, in the manner described in Section 5.18(d) with respect to Lender’s calculation of the Loan-to-Value Ratio.  Upon receipt of any Bond Release Price, Lender will apply such funds to reduce the outstanding principal balance

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of the Loan.  In no event shall Lender have any obligation to release any Bonds from the pledged Bond Portfolio if a Default or Event of Default has occurred.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES.

Borrower makes the following representations and warranties to Lender as of the date hereof and as of the date of each advance hereunder:

Section 4.1                                Organization, Power and Authority of Borrower; Loan Documents.

Borrower (a) is a limited partnership duly organized, existing and in good standing under the laws of the state in which it is organized and is duly qualified to do business and in good standing in any other state where the nature of Borrower’s business or property requires it to be qualified to do business, and (b) has the power, authority and legal right to own its property and carry on the business now being conducted by it and to engage in the transactions contemplated by the Loan Documents, including, without limitation, the pledging of the Bond Portfolio to the Collateral Agent.  The Loan Documents to which Borrower is a party have been duly executed and delivered by Borrower, and the execution and delivery of, and the carrying out of the transactions contemplated by, such Loan Documents, and the performance and observance of the terms and conditions thereof, have been duly authorized by all necessary organizational action by and on behalf of Borrower.  The Loan Documents to which Borrower is a party constitute the valid and legally binding obligations of Borrower and are fully enforceable against Borrower in accordance with their respective terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency and other laws generally affecting the enforcement of creditors’ rights.

Section 4.2                                Ownership of Collateral.

To the best of Borrower’s knowledge, the Bonds have been validly authorized and issued by their respective Bond Issuers.  The Borrower has purchased and fully paid for the Bonds, has good and indefeasible title to the Collateral and will at all times be the beneficial owner of all Collateral free and clear of any Lien, security interest or rights of any other Person, other than Permitted Liens.

Section 4.3                                Other Documents; Laws.

The execution and performance of the Loan Documents to which Borrower is a party and the consummation of the transactions contemplated thereby will not conflict with, result in any breach of, or constitute a default under, the organizational documents of Borrower, or any contract, agreement, document or other instrument to which Borrower is a party or by which Borrower or any of its properties may be bound or affected, and such actions do not and will not violate or contravene any Law to which Borrower is subject, including, without limitation, the terms of each of the Bond indentures or the terms of the other Bond Documents, binding on or affecting the Borrower, its property or the Collateral.

Section 4.4                                Security Interest/Priority/Recordation.

This Agreement creates a valid security interest in favor of the Collateral Agent, for the benefit of the Lender, in the Bond Collateral.  This Agreement creates a valid security interest in favor of the Lender in all other Collateral.  The taking possession by the Collateral Agent of the certificates representing the Bonds and all other certificates and instruments constituting Bond Collateral will perfect and establish the first priority of the Collateral Agent’s security interest in the Bonds and, when properly perfected by filing or otherwise, in all other Bond Collateral represented by such Bonds and instruments securing the

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Obligations.  The name and address of each Bond Trustee with respect to each of the Bonds are set forth on Schedule 5 attached hereto, and, to the best knowledge of the Borrower, each such Bond Trustee keeps its books and records relating to the Bond Collateral at such location.

Section 4.5                                Principal and Interest Payments.

The outstanding principal amount of each of the Bonds as of the date hereof is set forth on Schedule 2 attached hereto.  Payments of interest on each of the Bonds are remitted by the Bond Trustees to the Collateral Agent periodically on the dates set forth on Schedule 6 attached hereto.  Sinking fund payments are remitted by the Bond Trustees to the Collateral Agent with respect to each of the Bonds on the dates and in the amounts set forth on Schedule 6 attached hereto.

Section 4.6                                Taxes.

Borrower has filed all federal, state, county and municipal Tax returns required to have been filed by Borrower and has paid all Taxes which have become due pursuant to such returns or pursuant to any Tax assessments received by Borrower.

Section 4.7                                Legal Actions.

There are no Claims or investigations by or before any court or Governmental Authority, pending, or to the best of Borrower’s knowledge and belief, threatened against or affecting Borrower, Borrower’s business or any of its properties.  Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or any Governmental Authority affecting Borrower, any of the Bonds or any Project.

Section 4.8                                Nature of Loan.

Borrower is a business or commercial organization.  The Loan is being obtained solely for business or investment purposes, and will not be used for personal, family, household or agricultural purposes.

Section 4.9                                Trade Names.

Borrower conducts its business solely under the name set forth in the Preamble to this Agreement and makes use of no trade names in connection therewith, unless such trade names have been previously disclosed to Lender in writing.

Section 4.10                                Financial Statements.

The financial statements heretofore delivered by Borrower to Lender with respect to Borrower, the General Partner, each Project and Project Owner are true and correct in all respects, have been prepared in accordance with sound accounting principles consistently applied, and fairly present the respective financial conditions of the subjects thereof as of the respective dates thereof.

Section 4.11                                No Material Adverse Change.

No material adverse change has occurred in the financial conditions reflected in the financial statements of Borrower, the General Partner, or to Borrower’s actual knowledge, any Project or any Project Owner since the respective dates of such statements, and no material additional liabilities have

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been incurred by Borrower since the dates of such statements other than the borrowings contemplated herein or as approved in writing by Lender.

Section 4.12                                ERISA and Prohibited Transactions.

As of the date hereof and throughout the term of the Loan: (a) Borrower is not and will not be (i) an “employee benefit plan,” as defined in Section 3(3) of ERISA, (ii) a “governmental plan” within the meaning of Section 3(32) of ERISA, or (iii) a “plan” within the meaning of Section 4975(e) of the Code; (b) the assets of Borrower do not and will not constitute “plan assets” within the meaning of the United States Department of Labor Regulations set forth in Section 2510.3-101 of Title 29 of the Code of Federal Regulations; (c) transactions by or with Borrower are not and will not be subject to state statutes applicable to Borrower regulating investments of fiduciaries with respect to governmental plans; and (d) Borrower will not engage in any transaction that would cause any Obligation or any action taken or to be taken hereunder (or the exercise by Lender of any of its rights under this Agreement or any of the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA or Section 4975 of the Code.  Borrower agrees to deliver to Lender such certifications or other evidence of compliance with the provisions of this Section as Lender may from time to time request.

Section 4.13                                Compliance with Laws.

Borrower is in compliance with the requirements of all applicable Laws.

Section 4.14                                Project Loans.

To the best of Borrower’s knowledge, no default or event of default has occurred with respect to any of the Project Loans except as to those Project Loans disclosed to Lender prior to the date hereof including, without limitation, the Project Loans identified at Schedule 3 (6) and Schedule 3 (7) hereto.

Section 4.15                                No Defaults.

There is no Default or Event of Default under any of the Loan Documents.

ARTICLE V

AFFIRMATIVE COVENANTS AND AGREEMENTS.

           Borrower covenants as of the date hereof and until such time as all Obligations shall be paid and performed in full, that:

Section 5.1                                Compliance with Laws; Use of Proceeds.

Borrower shall comply with all Laws and all orders, writs, injunctions, decrees and demands of any court or any Governmental Authority affecting Borrower, the Bonds and, as applicable, the Projects and Project Loans.  Borrower shall use all proceeds of the Loan for business purposes which are not in contravention of any Law or any Loan Document.

Section 5.2                                Inspections; Cooperation.

Borrower shall permit, and to the maximum extent of Borrower’s rights and interests with respect to the Projects and under the Bond Documents and applicable Laws, shall cause the Project Owners to permit, representatives of Lender to enter upon and inspect the Projects and any and all materials to be

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used in connection with any construction at any of the Projects, to examine all plans and specifications and similar materials as well as all records and books of account maintained by or on behalf of any Project Owner relating thereto and to discuss the affairs, finances and accounts pertaining to the Project Loans, the Bonds and the Projects with representatives of the Project Owners.  Borrower shall at all times cooperate, and to the maximum extent of Borrower’s rights and interests with respect to the Projects and under the Bond Documents and applicable Laws, shall cause the Project Owners to cooperate with the representatives of Lender in connection with or in aid of the performance of Lender’s functions under this Agreement.  Except in the event of an emergency or following an Event of Default, Lender shall give Borrower at least twenty-four hours’ notice by telephone in each instance before exercising any rights granted in this Section.

Section 5.3                                Defense of Title.

The Borrower shall (i) warrant and defend title to and ownership of the Collateral at its own expense against the claims and demands of all other parties other than Lender claiming an interest therein, keep the Collateral free from all Liens and security interests, except for the security interest granted herein and Permitted Liens; (ii) not sell, exchange, transfer, assign, lease or otherwise dispose of Collateral or any interest therein, except as permitted under the terms of this Agreement; and (iii) not enter into any agreement or undertaking restricting the right or ability of the Borrower or the Collateral Agent to sell, assign or transfer any of the Bond Collateral.

Section 5.4                                Bond Documents; Amendments.

The Borrower shall, to the full extent of Borrower’s rights thereunder, maintain compliance with all terms of the respective Bond Documents for each for the Bonds and with all other material contractual restrictions relating to the Bond Collateral.  The Borrower will not give any consents, approvals, ratifications or waivers with respect to any Bond Collateral or take any other actions with respect to the Bond Collateral permitted by the provisions of the Bond Documents without the prior written consent of the Lender.

Section 5.5                                Compliance with Securities Laws.

The Borrower shall file all reports and other information when and if required to be filed by the Borrower with the United States Securities and Exchange Commission and any other state, federal or foreign agency in connection with the ownership of the Bond Collateral or with the public sale thereof pursuant to Article VIII hereof.

Section 5.6                                Insurance.

Borrower shall maintain, and as applicable, to the maximum extent of its rights and interests with respect to the Projects, shall cause the Project Owner to maintain, the following insurance at its or their sole cost and expense:

(a)           Insurance against Casualty to the Projects under a policy or policies covering such risks as are presently included in “special form” (also known as “all risk”) coverage, including such risks as are ordinarily insured against by similar businesses, but in any event including fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, damage from aircraft, smoke, vandalism, malicious mischief and acts of terrorism.  If required by Lender, such insurance shall name Lender as mortgagee and loss payee.  Unless otherwise agreed in writing by Lender, such insurance shall be for the full insurable value of the applicable Project on a replacement cost basis, with a deductible amount, if any, satisfactory to Lender.  No policy of insurance shall be written such that the proceeds thereof will

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produce less than the minimum coverage required by this Section by reason of co-insurance provisions or otherwise.  The term “full insurable value” means one hundred percent (100%) of the actual replacement cost of the applicable Project, including tenant improvements (excluding foundation and excavation costs and costs of underground flues, pipes, drains and other uninsurable items).

(b)           For Borrower and each Project Owner, commercial (also known as comprehensive) general liability insurance on an “occurrence” basis against claims for “personal injury” liability and liability for death, bodily injury and damage to property, products and completed operations, in limits satisfactory to Lender with respect to any one occurrence and the aggregate of all occurrences during any given annual policy period.  If required by Lender, such insurance shall name Lender as an additional insured.

(c)           Workers’ compensation insurance for all employees of Borrower and each Project Owner in such amount as is required by Law and including employer’s liability insurance, if required by Lender.

(d)           During any period of other construction upon any Project, each Project Owner shall maintain, or cause others to maintain, builder’s risk insurance (non-reporting form) of the type customarily carried in the case of similar construction for one hundred percent (100%) of the full replacement cost of work in place and materials stored at or upon the applicable Project.

(e)           If at any time any portion of any structure on any Project is insurable against Casualty by flood and is located in a Special Flood Hazard Area under the Flood Disaster Protection Act of 1973, as amended, a flood insurance policy in form and amount sufficient to meet the requirements of applicable Law as such requirements may from time to time be in effect.

(f)           Loss of rental value insurance or business interruption insurance in an amount equal to twelve (12) months of the projected gross income of each Project and an extended period of indemnity endorsement providing an additional twelve (12) months’ loss of rental value or business interruption insurance after any Project has been restored or until the projected gross income returns to the level that existed prior to the loss, whichever is first to occur.

(g)           Such other and further insurance as may be required from time to time by Lender in order to comply with regular requirements and practices of Lender with respect to loans of the same type as the Loan and which do not place any undue burden on Borrower different from the burdens placed on other borrowers from the Lender.

Each policy of insurance (i) shall be issued by one or more insurance companies each of which must have an A.M. Best Company financial and performance rating of A-IX or better and are qualified or authorized by the Laws of the applicable jurisdiction to assume the risks covered by such policy, (ii) with respect to the insurance described under the preceding Subsections (a), (d), (e) and (f), shall have attached thereto standard non-contributing, non-reporting mortgagee clauses in favor of and entitling Lender without contribution to collect any and all proceeds payable under such insurance, either as sole payee or as joint payee with Borrower, subject to the rights of the Bond Trustees under the Bond Documents, (iii) shall provide that such policy shall not be canceled or modified for nonpayment of premiums without at least ten (10) days prior written notice to Lender, or for any other reason without at least thirty (30) days prior written notice to Lender, and (iv) shall provide that any loss otherwise payable thereunder shall be payable notwithstanding any act or negligence of Borrower or any Project Owner, as applicable, which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment.  Borrower or each Project Owner, as applicable, shall promptly pay all premiums when due on such insurance and, not less than ten (10) days prior to the expiration dates of each such policy, Borrower will deliver to Lender acceptable evidence of insurance, such as a renewal policy or policies marked “premium paid” or

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other evidence satisfactory to Lender reflecting that all required insurance is current and in force.  Borrower will immediately give Notice to Lender of any cancellation of, or change in, any insurance policy of which Borrower has been notified.  Lender shall not, because of accepting, rejecting, approving or obtaining insurance, incur any liability for (A) the existence, nonexistence, form or legal sufficiency thereof, (B) the solvency of any insurer, or (C) the payment of losses.  Borrower may satisfy any insurance requirement hereunder by providing one or more “blanket” insurance policies, subject to Lender’s approval in each instance as to limits, coverages, forms, deductibles, inception and expiration dates, and cancellation provisions.

Section 5.7                                Books and Records; Financial Statements.

Borrower will keep and maintain full and accurate books and records administered in accordance with sound accounting principles, consistently applied, showing in detail the earnings and expenses of Borrower and each of the Projects and the operation thereof.  Borrower will keep and maintain its books and records, including recorded data of any kind and regardless of the medium of recording, at the address of Borrower set forth in Section 9.7.  Borrower shall permit Lender, or any Person authorized by Lender, to inspect and examine such books and records (regardless of where maintained) and all supporting vouchers and data and to make copies and extracts therefrom at all reasonable times and as often as may be requested by Lender.  Borrower will furnish or cause to be furnished to Lender the following financial information:

(a)           Within one hundred eighty (180) days after the end of each fiscal year of Borrower, audited financial statements for that fiscal year, including a statement of income and expenses for Borrower and a balance sheet showing all assets and liabilities of Borrower as of the end of that fiscal year, and accompanying footnotes thereon.

(b)           Within sixty (60) days after the end of each fiscal quarter of Borrower accountant prepared financial statements for that fiscal quarter, including a statement of income and expenses for Borrower and a balance sheet showing all assets and liabilities of Borrower as of the end of that fiscal quarter, and accompanying footnotes thereon.

(c)           Within forty-five (45) days after the end of each fiscal quarter of Borrower, (i) a current rent roll for each Project as of the end of such quarter, in form and level of detail reasonably acceptable to the Lender, detailing, with respect to each Project, each lease, the tenant’s name, the lease date, the premises demised, the term, the rent, the security deposit and any rent paid more than one month in advance, and (ii) operating statements for each Project for such quarter, in form and level of detail reasonably acceptable to the Lender, together with a certification by the chief financial officer of Borrower that the information in all of the items required pursuant hereto are true and correct.  The Lender reserves the right to require the foregoing financial information more frequently than quarterly.

(d)           In addition, Borrower will furnish or cause to be furnished to Lender, with reasonable promptness, such interim financial statements of Borrower, General Partner and each Project, together with such additional information, reports or statements in connection therewith, as Lender may from time to time request.

All financial statements must be in form and detail acceptable to Lender and must be certified as to accuracy by Borrower or the Project Owners, as applicable.  All annual financial statements of Borrower must be audited with an unqualified opinion by an independent certified public accountant satisfactory to Lender.  Borrower shall provide, upon Lender’s request, convenient facilities for the audit and verification of any such statement.  All certifications and signatures on behalf of corporations,

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partnerships, limited liability companies and other entities shall be by a representative of the reporting party satisfactory to Lender.

Section 5.8                                Estoppel Certificates.

Within ten (10) days after any request by Lender or a proposed assignee or purchaser of the Loan or any interest therein, Borrower shall certify in writing to Lender, or to such proposed assignee or purchaser, the then unpaid balance of the Loan and whether Borrower claims any right of defense or setoff to the payment or performance of any of the Obligations, and if Borrower claims any such right of defense or setoff, Borrower shall give a detailed written description of such claimed right.

Section 5.9                                Taxes; Collateral Notices.

Borrower will pay in timely fashion all Taxes, assessments or charges of any nature that are imposed with respect to the Collateral, including without limitation any filing fees payable in connection with the filing, continuation, amendment or termination of any related financing statements.  The Borrower will give notice to the Collateral Agent and the Lender of, and defend the Collateral, against, (i) any suit, action or proceeding against such Collateral, and (ii) any lien that may be asserted with respect to any Collateral (other than the lien of this Agreement).

Section 5.10                                Lender’s Rights to Pay and Perform.

If, after any required notice, Borrower fails to promptly pay or perform any of the Obligations within any applicable grace or cure periods, Lender, without Notice to or demand upon Borrower, and without waiving or releasing any Obligation or Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Borrower.

Section 5.11                                Reimbursement; Interest.

If Lender shall incur any Expenses or pay any Claims by reason of the Loan or the rights and remedies provided under the Loan Documents (regardless of whether or not any of the Loan Documents expressly provide for an indemnification by Borrower against such Claims), Lender’s payment of such Expenses and Claims shall constitute advances to Borrower which shall be paid by Borrower to Lender on demand, together with interest thereon from the date incurred until paid in full at the rate of interest then applicable to the Loan under the terms of the Note.  Each advance shall be secured hereby and by the other Loan Documents as fully as if made to Borrower, regardless of the disposition thereof by the party or parties to whom such advance is made.

Section 5.12                                Notification by Borrower.

Borrower will promptly give Notice to Lender of the occurrence of any Default or Event of Default hereunder or under any of the other Loan Documents.  Borrower will also promptly give Notice to Lender of the Borrower’s receipt of notice of the occurrence of any default or event of default under any of the Bond Documents or documents evidencing, securing or relating to the Project Loans.

Section 5.13                                Indemnification by Borrower.

Borrower agrees to indemnify Lender and to hold Lender harmless from and against, and to defend Lender by counsel approved by Lender against, any and all Claims directly or indirectly arising

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out of or resulting from any transaction, act, omission, event or circumstance in any way connected with the Bonds, any Project or the Loan, including any Claim arising out of or resulting from (a) any failure by Borrower to comply with the requirements of any Laws or to comply with any agreement that applies or pertains to Bonds or any Project, including any agreement with a broker or “finder” in connection with the Loan; (b) any other Default or Event of Default hereunder or under any of the other Loan Documents; or (c) any assertion or allegation that Lender is liable for any act or omission of Borrower or any other Person in connection with the Loan or the Bonds; provided, however, that Borrower shall not be obligated to indemnify Lender with respect to any Claim arising solely from the gross negligence or willful misconduct of Lender.  The agreements and indemnifications contained in this Section shall apply to Claims arising both before and after the repayment of the Loan and shall survive the repayment of the Loan and any action by Lender to enforce the rights and remedies of Lender hereunder or under the other Loan Documents.

Section 5.14                                Fees and Expenses.

Borrower shall pay all fees, charges, costs and expenses required to satisfy the conditions of the Loan Documents.  Without limitation of the foregoing, Borrower will pay, when due, and if paid by Lender will reimburse Lender on demand for, all fees and expenses of any appraisers, consultants, advisors and Lender’s counsel in connection with the closing, administration, modification or any “workout” of the Loan, or the enforcement of Lender’s rights and remedies under any of the Loan Documents.

Section 5.15                                Appraisals.

Lender may obtain from time to time an appraisal of all or any part of the Projects, prepared in accordance with written instructions from Lender, from a third-party appraiser satisfactory to, and engaged directly by, Lender.  The cost of one such appraisal obtained by Lender in each calendar year and the cost of each such appraisal obtained by Lender following the occurrence of an Event of Default shall by borne by Borrower and shall be paid by Borrower on demand.

Section 5.16                                Representations and Warranties.

Borrower shall take all actions and shall do all things necessary or desirable to cause all of Borrower’s representations and warranties in this Agreement to be true and correct at all times.

Section 5.17                                Deposit Accounts; Principal Depository.

Borrower shall maintain Bank of America, N.A. as its principal depository bank, including for the maintenance of Borrower’s corporate, business, cash management, operating and administrative deposit accounts and including all of Borrower’s deposit accounts related to the Bonds and the Projects (except for accounts maintained by the Collateral Agent in connection with this Agreement or accounts maintained by the Project Owners in which Borrower may have an interest).  Borrower hereby grants to Lender a security interest in the foregoing accounts and deposit accounts.

Section 5.18                                Financial Covenants.

(a)           Leverage Ratio.  Borrower shall at all times maintain a Leverage Ratio of not more than seventy percent (70%), to be tested quarterly by the Lender as of the last day of each calendar quarter, commencing with the quarter ending June 30, 2009, based on a certification from Borrower as to

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its Leverage Ratio, Borrower’s most recent financial statements then on file with the Lender and such other supporting documentation as shall be reasonably requested by the Lender.

(b)           Minimum Liquidity.  Borrower shall at all times maintain Minimum Unencumbered Liquidity of not less than $5,000,000, to be tested quarterly by the Lender as of the last day of each calendar quarter, commencing with the quarter ending June 30, 2009, based on a certification from Borrower as to its Minimum Liquidity balance, Borrower’s most recent financial statements then on file with the Lender and such other supporting documentation and brokerage and account statements as shall be reasonably requested by the Lender.

(c)           Debt Service Coverage.  The Bond Portfolio shall at all times maintain a minimum Debt Service Coverage Ratio of 1.1 to 1.0, to be tested quarterly by the Lender as of the last day of each calendar quarter, commencing with the quarter ending June 30, 2009.  If at any time the Debt Service Coverage Ratio is violated, as determined by Lender in its sole discretion, the Borrower shall, promptly upon demand by the Lender, deposit cash collateral with the Lender in an amount sufficient to cause the Debt Service Coverage Ratio to be no less than 1.1 to 1.0, as determined by the Lender in its sole discretion.

(d)           Loan-to-Value Ratio.  The Bond Portfolio shall at all times maintain a Loan-to-Value Ratio of not more than 75% inclusive of the Initial Cash Collateral and any additional cash collateral then held by the Lender as security for the Obligations, to be tested as of the first day of each month.  The Lender will calculate the Loan-to-Value Ratio utilizing the Lender’s then applicable internal non-CRA need rate under its Special Bond Offering program plus a spread of one hundred (100) basis points based on the lesser of the supportable loan amount or the par value of each Bond.  The supportable loan amount shall be based on a loan constant of 8.35% applied to the annualized net operating income for the 11 Bonds other than those relating to Ashley Square and Bent Tree (as further identified on Schedule 2 attached hereto).  The Ashley Square and Bent Tree Bonds (as further identified on Schedule 2 attached hereto) will be measured using a loan constant of 8.81% or the Lender’s then applicable open-ended taxable rate applied to the applicable annualized net operating income.  If at any time the Loan-to Value Ratio exceeds 75%, as determined by Lender in its sole discretion, the Borrower shall, promptly upon demand by the Lender, deposit cash collateral with the Lender in an amount sufficient to reduce the Loan-to Value Ratio to 75% or less, as determined by Lender in its sole discretion.

ARTICLE VI

NEGATIVE COVENANTS.

           Borrower covenants as of the date hereof and until such time as all Obligations shall be paid and performed in full, that:

Section 6.1                                Liens; Collateral.

Borrower will not, nor will it permit any other person to, sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, any Collateral, nor will it create, incur or permit to exist any lien on or with respect to the Collateral, any interest therein, or any proceeds thereof (other than the lien of this Agreement).

Section 6.2                                Change of Ownership.

The Borrower will not permit the substitution of the General Partner or other change in its ownership structure without the Lender’s prior written consent, other than transfers of limited

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partnership interests.  The Borrower will not, without providing 30 days prior written notice to the Lender and without filing such amendments to any previously filed financing statements as the Lender may require, change the jurisdiction of its formation from the jurisdiction in which it is currently formed.

Section 6.3                                Liquidation; Merger.

The Borrower will not terminate, wind up, liquidate or dissolve its affairs, nor will Borrower consolidate or merge with or into or transfer substantially all of its assets to any other Person.

Section 6.4                                Additional Debt.

No debt of any kind, whether direct or contingent (other than the Loan), may be secured by the Collateral, whether senior, subordinate or pari passu.

ARTICLE VII

EVENTS OF DEFAULT.

The occurrence or happening, from time to time, of any one or more of the following shall constitute an Event of Default under this Agreement:

Section 7.1                                Payment Default.

Borrower fails to pay any Obligation under this Agreement within ten (10) Banking Days of when due, whether on the scheduled due date or upon acceleration, maturity or otherwise.

Section 7.2                                Default Under Other Loan Documents.

An Event of Default (as defined therein) occurs under the Note or any other Loan Document, or Borrower fails to promptly pay, perform, observe or comply with any term, obligation or agreement contained in any of the Loan Documents (within any applicable grace or cure period).

Section 7.3                                Accuracy of Information; Representations and Warranties.

Any information contained in any financial statement, schedule, report or any other document delivered by Borrower, any Project Owner or any other Person to Lender in connection with the Loan proves at any time not to be true and accurate in all material respects, or Borrower, any Project Owner or any other Person shall have failed to state any material fact or any fact necessary to make such information not misleading, or any representation or warranty contained in this Agreement or in any other Loan Document or other document, certificate or opinion delivered to Lender in connection with the Loan, proves at any time to be incorrect or misleading in any material respect either on the date when made or on the date when reaffirmed pursuant to the terms of this Agreement.

Section 7.4                                Deposits.

Borrower fails to deposit funds with Lender, in the amount requested by Lender, pursuant to the provisions of Section 5.19(c) or Section 5.19(d) within ten (10) days from the effective date of a Notice from Lender requesting such deposit, or Borrower fails to deliver to Lender any Bond Release Price under Section 3.10 within ten (10) days after Borrower’s receipt thereof.

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Section 7.5                                Other Obligations.

Borrower fails to promptly perform or comply with any of the Obligations set forth in this Agreement (other than those expressly described in other Sections of this Article VII), and such failure continues uncured for a period of thirty (30) days after Notice from Lender to Borrower.

Section 7.6                                Bankruptcy.

Borrower or General Partner files a bankruptcy petition or makes a general assignment for the benefit of creditors, or a bankruptcy petition is filed against Borrower or General Partner and such involuntary bankruptcy petition continues undismissed for a period of sixty (60) days after the filing thereof.

Section 7.7                                Bankruptcy of Project Owner.

Any Project Owner files a bankruptcy petition or makes a general assignment for the benefit of creditors, or a bankruptcy petition is filed against any Project Owner and (a) such involuntary bankruptcy petition continues undismissed for a period of sixty (60) days after the filing thereof or (b) with respect to a voluntary bankruptcy petition or general assignment for the benefit of creditors, Borrower has not had a receiver appointed for such Project or has not taken reasonable steps, as determined by Lender, to exercise its remedies under the Bond Documents to Lender’s reasonable satisfaction within ninety (90) days after Borrower becomes aware of such bankruptcy petition or general assignment for the benefit of creditors.  In such case, in addition to other available remedies, Lender may require that the Bond relating to any such Project be released from the Bond Portfolio and require Borrower to make a prepayment of the Loan in an amount to be determined by Lender with respect to such Bond in accordance with the provisions of Section 3.10 hereof.

Section 7.8                                Appointment of Receiver, Trustee, Liquidator.

Borrower, General Partner or any Project Owner applies for or consents in writing to the appointment of a receiver, trustee or liquidator of Borrower, General Partner or any Project Owner or any Project, or all or substantially all of the other assets of Borrower, General Partner or any Project Owner, or an order, judgment or decree is entered by any court of competent jurisdiction on the application of a creditor appointing a receiver, trustee or liquidator of Borrower, General Partner or any Project Owner, any Project, or all or substantially all of the other assets of Borrower, General Partner or any Project Owner.

Section 7.9                                Inability to Pay Debts.

Borrower, General Partner or any Project Owner becomes unable or admits in writing its inability or fails generally to pay its debts as they become due.

Section 7.10                                Judgment.

A final nonappealable judgment for the payment of money involving more than $500,000 is entered against Borrower, and Borrower fails to discharge the same, or fails to cause it to be discharged or bonded off to Lender’s satisfaction, within thirty (30) days from the date of the entry of such judgment.

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Section 7.11                                Dissolution; Change in Business Status.

Unless the written consent of Lender is previously obtained, all or substantially all of the business assets of Borrower, General Partner or any Project Owner are sold, Borrower General Partner or any Project Owner is dissolved, or there occurs any change in the form of business entity through which Borrower, General Partner or any Project Owner presently conducts its business or any merger or consolidation involving Borrower, General Partner or any Project Owner.  Notwithstanding the foregoing, the Project Owners identified on Schedule 3 under items (2), (3), (11) and (13) may change their form of business entities, be dissolved, merge or undergo a change in ownership structure so long as (i) Borrower demonstrates to Lender’s reasonable satisfaction that there does not then exist, and such change will not result in, a default under the applicable Bond Documents or Project Loan documents, (ii) any and all approvals or consents that are required for such change are obtained in advance and (iii) the Borrower notifies the Lender promptly upon its knowledge of any such change and provides the Lender with the name and organizational structure of the new Project Owner and any other information reasonably required by Lender.

Section 7.12                                Default Under Other Indebtedness.

Borrower fails to pay any indebtedness (other than the Loan) owed by Borrower to Lender when and as due and payable (whether by acceleration or otherwise).

Section 7.13                                Material Adverse Change.

In the reasonable opinion of Lender, the prospect of payment or performance of all or any part of the Obligations has been impaired because of a material adverse change in the financial condition, results of operations, business or properties of Borrower or General Partner.

Section 7.14                                Default With Respect to Bonds, Projects.

There has occurred an event of default (as defined therein) with respect to any Bond or under any Bond Documents or any Project Loan, subject to any applicable notice or cure period, or in the reasonable opinion of Lender, there has occurred a material adverse change in the financial condition, results of operations, business or properties of any Project Owner or any Project, and Borrower has not taken reasonable steps, as determined by Lender, to exercise its remedies under the Bond Documents or otherwise fails to cure or mitigate such event of default or material adverse change to Lender’s reasonable satisfaction within forty-five (45) days after Borrower becomes aware of such occurrence, whether by Notice from Lender or otherwise; provided that, if during such forty-five (45) day period Borrower has taken reasonable steps to cure such default and is diligently pursuing such cure, Borrower shall be granted an additional thirty (30) days to effectuate such cure for a total of seventy-five (75) days after Borrower becomes aware of such occurrence.  In such case, in addition to other available remedies, Lender may require that the Bond relating to any such Project be released from the Bond Portfolio and require Borrower to make a prepayment of the Loan in an amount to be determined by Lender with respect to such Bond in accordance with the provisions of Section 3.10 hereof.

Section 7.15                                Challenge to Agreements.

Any material provision of this Agreement or any of the other Loan Document shall at any time for any reason cease to be valid and binding in accordance with its terms on the Borrower or shall be declared to be null and void, or the validity or enforceability hereof or thereof shall be contested by the Borrower, or a proceeding shall be commenced by the Borrower seeking to establish the invalidity or unenforceability hereof or of any of the other Loan Document, or the Borrower shall deny that it has any further liability or obligation under this Agreement or any of the other Loan Documents.

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ARTICLE VIII

Remedies on Default.

Section 8.1                                Remedies on Default.

Upon the happening of any Event of Default, Lender and, as applicable, Collateral Agent, shall have the right, in addition to any other rights or remedies available to Lender and Collateral Agent under the other Loan Documents or under applicable Law, to exercise any one or more of the following rights and remedies:

(a)           Lender may accelerate all of Borrower’s Obligations under the Loan Documents whereupon such Obligations shall become immediately due and payable, without notice of default, acceleration or intention to accelerate, presentment or demand for payment, protest or notice of nonpayment or dishonor, or notices or demands of any kind or character (all of which are hereby waived by Borrower).

(b)           Lender may set off the amounts due Lender under the Loan Documents against any and all accounts, credits, money, securities or other property of Borrower now or hereafter on deposit with, held by or in the possession of Lender to the credit or for the account of Borrower, without notice to or the consent of Borrower.

Section 8.2                                Specific Bond Collateral Remedies.

Upon the happening of any Event of Default, Lender and, as applicable, Collateral Agent, shall have the right, in addition to any other rights or remedies available to Lender and Collateral Agent under the other Loan Documents or under applicable Law, to exercise any one or more of the following rights and remedies:

(a)           The Collateral Agent and the Lender shall have, in respect of the Bond Collateral, in addition to the rights and remedies provided herein, in the other Loan Documents, or by law, the rights and remedies of a secured party under the Uniform Commercial Code or any other applicable law.

(b)           Lender shall have the right to the extent permitted by law, and the Borrower shall take all such action as may be necessary or appropriate to give effect to such right, to cause the Bond Collateral to be registered in its name.

(c)           The Lender may instruct the Collateral Agent to sell Bond Collateral (in accordance with subsection (d) below and other applicable provisions of this Agreement), in an amount estimated by the Lender to be sufficient to generate proceeds in the amount of all or any portion of any cash deficiency needed to satisfy all outstanding Obligations.

(d)           The Collateral Agent shall use its best efforts to sell any Bond Collateral pursuant hereto in good faith and in such manner as the Collateral Agent deems advisable at the highest obtainable price under current market conditions within a period of four (4) Banking Days from the date of the Event of Default.

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(e)           All proceeds from the sale of any Bond Collateral pursuant to this Section 8.2 (whether to the Borrower or to a third party) shall be applied by the Collateral Agent in the following order:

(i)           first, to payment of Expenses of such sale or other disposition any costs associated with the exercise of any remedies by the Lender and Collateral Agent, including reasonable counsel fees and all expenses, recording charges, liabilities and advances incurred or made by the Collateral Agent or the Lender in connection therewith, including without limitation the amount of any accrued but unpaid Collateral Agent Fee;

(ii)           second, to payment to the Lender for application to payment of all outstanding Obligations; and

(iii)           finally, on or after the date on which all Obligations hereunder shall have been paid in full, to payment to or upon the order of the Borrower or any other Person legally entitled thereto of any surplus.

Section 8.3                                Sale of Bond Collateral.

(a)           General Sale Provisions.  In furtherance of the foregoing, upon the happening of any Event of Default, without limiting the generality of this Section, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Borrower or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances, and in its sole discretion, forthwith request that the Bond Trustees record and effect a transfer of ownership of the Bonds to the Collateral Agent and collect, receive, appropriate and realize upon the Bonds and the other Bond Collateral, or any part thereof, and/or may forthwith sell, assign, give an option or options to purchase or otherwise dispose of and deliver the Bond Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker’s board or office of the Collateral Agent or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  The Collateral Agent or Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to bid for the purchase of the whole or any part of the Bond Collateral so sold, free of any right or equity of redemption in the Borrower, which right or equity of redemption is hereby waived or released to extent permitted by applicable law.  The Borrower agrees that, to the extent notice of sale shall be required by law and has not been waived by the Borrower, any requirement of reasonable notice shall be met if notice, specifying the place of any public sale or the time after which any private sale is to be made, is personally served on or mailed, postage prepaid, to the Borrower, in accordance with the notice provisions of this Agreement at least 10 Business Days before the time of such sale.  The Collateral Agent shall not be obligated to make any sale of Bond Collateral regardless of notice of sale having been given.  The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b)           Registration Prior to Public Sale.  Upon the written request of the Collateral Agent prior to a public sale as contemplated in subsection (b) above the Borrower shall (i) use its best efforts, at its own expense, to cause any registration, qualification or compliance under any Federal or state securities laws, including, without limitation, the Securities Act as then in effect (or other similar Federal statute as then in effect) to be effected (and to be kept effective) with respect to all or any part of

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the Bond Collateral as would permit or facilitate the registration and sale of all or such part of the Bond Collateral under such Federal or state laws, (ii) provide to the Collateral Agent reports on the progress of such registration, qualification or compliance, inform the Collateral Agent immediately upon the completion thereof, and provide to the Collateral Agent such number of prospectuses, offering circulars or other documents incident thereto as the Collateral Agent may from time to time request in order to effect such public sale of all or such part of the Bond Collateral, and (iii) indemnify the Collateral Agent, Lender and any other Person participating in such public sale of all or such part of the Bond Collateral against all claims, losses, damages and liabilities caused by any misstatement (or alleged misstatement) of a material fact contained in any related registration statement, notification or the like or omission of a material fact necessary to make the statements therein not misleading, except insofar as the same may have been caused by the gross negligence or willful misconduct of the Collateral Agent or Lender.  The Collateral Agent shall furnish to the Borrower such information regarding the Collateral Agent or the terms of this Agreement as the Borrower may request in writing in connection with any such registration, qualification or compliance.

(c)           Private Sale.  Upon the happening of any Event of Default, the Borrower recognizes that the Collateral Agent may deem it impracticable to effect a public sale of all or any part of the Bond Collateral and that the Collateral Agent may, therefore, determine to make one or more private sales of any such Bond Collateral to a purchaser or restricted group of purchasers who will be obligated to agree, among other things, to acquire such Bond Collateral for their own account, for investment and not with a view to the distribution or resale thereof.  The Borrower acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to sell such Bond Collateral at public sale notwithstanding the fact that a registration for public sale has been obtained pursuant to subsection (b) hereof or to delay any such sale for the period of time necessary to permit the Borrower to obtain such registration.  The Borrower further acknowledges and agrees that any offer to sell such Bond Collateral which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York or such other jurisdiction as Collateral Agent may determine to be appropriate (to the extent that such offer may be advertised without prior registration under the Securities Act), or (ii) made privately in the manner described above shall be deemed to involve a “public sale” under the Uniform Commercial Code, notwithstanding that such sale may not constitute a “public offering” under the Securities Act, and the Collateral Agent may, in such event, bid for the purchase of such Bond Collateral.

Section 8.4                                Retention of Bond Collateral.

In addition to the rights and remedies hereunder, upon the happening of any Event of Default, the Lender, or Collateral Agent on behalf of Lender, may, after providing the notices required by the applicable provisions of the Uniform Commercial Code or otherwise complying with the requirements of applicable law of the relevant jurisdiction, retain all or any portion of the Collateral in satisfaction of the Obligations.  Unless and until the Lender or the Collateral Agent shall have provided such notices, however, neither Lender nor the Collateral Agent shall be deemed to have retained any Collateral in satisfaction of any Obligations for any reason.

Section 8.5                                Deficiency.

In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Collateral Agent or the Lender are legally entitled, the Borrower shall be liable for the deficiency, together with interest thereon at the Past-Due Rate specified in the Note, the costs of collection and the reasonable, documented fees of any attorneys employed by the Collateral Agent and/or

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the Lender to collect such deficiency.  Any surplus remaining after the full payment and satisfaction of the Obligations shall be returned to the Borrower or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

Section 8.6                                Power of Attorney.

In addition to other powers of attorney contained herein, the Borrower hereby designates and appoints each of the Lender and the Collateral Agent, on behalf of the Lender, and each of its designees or agents as attorney-in-fact of the Borrower, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuance of an Event of Default:

(a)	to demand, collect, settle, compromise, adjust and give discharges and releases concerning the Collateral, all as the Lender may reasonably determine;

(b)	to commence and prosecute any actions at any court for the purposes of collecting any of the Collateral and enforcing any other right in respect thereof;

(c)	to defend, settle or compromise any action brought and, in connection therewith, give such discharge or release as the Lender may deem reasonably appropriate;

(d)	to pay or discharge taxes, liens, security interests, or other encumbrances levied or placed on or threatened against the Collateral;

(e)
to direct any parties liable for any payment under any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Collateral Agent or as the Lender shall direct;

(f)	to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral;

(g)	to sign and endorse any drafts, assignments, bond pledge certificates, verifications, notices and other documents relating to the Collateral;

(h)	to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Lender may deem reasonably appropriate;

(i)
execute and deliver all assignments, conveyances, statements, financing statements, renewal financing statements, pledge agreements, affidavits, notices and other agreements, instruments and documents that the Lender or Collateral Agent may determine necessary in order to perfect and maintain the security interests and liens granted in this Agreement and in order to fully consummate all of the transactions contemplated therein;

(j)	to exchange any of the Collateral or other property upon any reorganization or change in structure of any Bond Issuer upon such terms as the Lender may determine;

(k)
to sign an instrument in writing, sanctioning the transfer of any or all of the Bonds of the Borrower into the name of the Lender or the Collateral Agent for the benefit of the Lender or into the name of any transferee to whom the Bonds or any part thereof may be sold pursuant to this Article VIII; and

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(l)           to do and perform all such other acts and things as the Lender or the Collateral Agent may reasonably deem to be necessary, proper or convenient in connection with the Collateral.

This power of attorney is a power coupled with an interest and shall be irrevocable for so long as any of the Obligations remain outstanding or any Loan Document is in effect.  Neither the Lender nor the Collateral Agent shall be under any duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Lender and/or the Collateral Agent in this Agreement, and shall not be liable for any failure to do so or any delay in doing so.  Neither the Lender nor the Collateral Agent shall be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct.  This power of attorney is conferred on the Lender and the Collateral Agent solely to protect, preserve and realize upon its or their security interest in Collateral.

Section 8.7                                No Release or Waiver; Remedies Cumulative and Concurrent.

Borrower shall not be relieved of any Obligation by reason of the failure of Lender to comply with any request of Borrower or of any other Person to enforce any provision of the Loan Documents, or by reason of the release, regardless of consideration, of all or any part of the Collateral.  No delay or omission of Lender to exercise any right, power or remedy accruing upon the happening of an Event of Default shall impair any such right, power or remedy or shall be construed to be a waiver of any such Event of Default or any acquiescence therein.  No delay or omission on the part of Lender to exercise any option for acceleration of the maturity of the Obligations, or any other option granted to Lender hereunder in any one or more instances, or the acceptance by Lender of any partial payment on account of the Obligations shall constitute a waiver of any such Event of Default and each such option shall remain continuously in full force and effect.  No remedy herein conferred upon or reserved to Lender is intended to be exclusive of any other remedies provided for in the Loan Documents, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder, or under the Loan Documents, or now or hereafter existing at Law or in equity or by statute.  Every right, power and remedy given by the Loan Documents to Lender shall be concurrent and may be pursued separately, successively or together against Borrower or the Collateral or any part thereof, and every right, power and remedy given by the Loan Documents may be exercised from time to time as often as may be deemed expedient by Lender.

ARTICLE IX

Miscellaneous.

Section 9.1                                Environmental Indemnity; Defense of Claims.

(a)           The Borrower hereby agrees to protect, indemnify, defend, release and hold harmless the Lender from and against, and reimburse each such party on demand for, any and all Losses paid, incurred or suffered by, or asserted against, such party by any Person in connection with, arising out of or resulting in any way whatsoever from:

(i) the presence, Release or threatened Release of any Hazardous Material at or from any Project;

(ii) any violation or potential violation of any Environmental Requirement, regardless of whether any act, omission, event or circumstance giving rise to the violation constituted

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a violation at the time of the occurrence or inception of such act, omission, event or circumstance;

(iii) any Environmental Claim related to any act, omission, event or condition existing or occurring in connection with the use or occupancy of any Project; or

(iv) the filing or imposition of any environmental lien against any Project;

and regardless of whether any matter set forth in the foregoing clauses (i) through (iv) was caused by the Borrower or any other Person whatsoever.  Such indemnity shall not apply, however, to the extent that the subject of the indemnification is or was caused by or arises out of the sole or gross negligence or willful misconduct of such party.

(b)           Upon demand by the Lender, the Borrower shall diligently defend any Environmental Claim which relates to any Project or is threatened or commenced against the Lender, all at the Borrower’s own cost and expense and by counsel to be approved by the Lender in the exercise of its reasonable judgment.

(c)           The provisions of this Section 9.1. shall survive the termination of this Agreement.

Section 9.2                                Further Assurances; Authorization to File Documents.

At any time, and from time to time, upon request by Lender, Borrower will, at Borrower’s expense, (a) correct any defect, error or omission which may be discovered in the form or content of any of the Loan Documents, and (b) make, execute, deliver and record, or cause to be made, executed, delivered and recorded, any and all further instruments, certificates and other documents as may, in the opinion of Lender, be necessary or desirable in order to complete, perfect or continue and preserve the lien of this Agreement.  Upon any failure by Borrower to do so, Lender may make, execute and record any and all such instruments, certificates and other documents for and in the name of Borrower, all at the sole expense of Borrower, and Borrower hereby appoints Lender the agent and attorney-in-fact of Borrower to do so, this appointment being coupled with an interest and being irrevocable.  Without limitation of the foregoing, Borrower irrevocably authorizes Lender at any time and from time to time to file any initial financing statements, amendments thereto and continuation statements deemed necessary or desirable by Lender to establish or maintain the validity, perfection and priority of the security interests granted in this Agreement, and Borrower ratifies any such filings made by Lender prior to the date hereof.  In addition, at any time, and from time to time, upon request by Lender, Borrower will, at Borrower's expense, provide any and all further instruments, certificates and other documents as may, in the opinion of Lender, be necessary or desirable in order to verify the Borrower’s identity and background in a manner satisfactory to Lender.

Section 9.3                                No Warranty by Lender.

By accepting or approving anything required to be observed, performed or fulfilled by Borrower or to be given to Lender pursuant to this Agreement, including any certificate, receipt, appraisal or insurance policy, Lender shall not be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof and any such acceptance or approval thereof shall not be or constitute any warranty or representation with respect thereto by Lender.

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Section 9.4                                Standard of Conduct of Lender.

Nothing contained in this Agreement or any other Loan Document shall limit the right of Lender to exercise its business judgment or to act, in the context of the granting or withholding of any advance or consent under this Agreement or any other Loan Document, in a subjective manner, whether or not objectively reasonable under the circumstances, so long as Lender’s exercise of its business judgment or action is made or undertaken in good faith.  Borrower and Lender intend by the foregoing to set forth and affirm their entire understanding with respect to the standard pursuant to which Lender’s duties and obligations are to be judged and the parameters within which Lender’s discretion may be exercised hereunder and under the other Loan Documents.  As used herein, “good faith” means honesty in fact in the conduct and transaction concerned.

Section 9.5                                No Partnership.

Nothing contained in this Agreement shall be construed in a manner to create any relationship between Borrower and Lender other than the relationship of borrower and lender and Borrower and Lender shall not be considered partners or co-venturers for any purpose on account of this Agreement.

Section 9.6                                Severability.

In the event any one or more of the provisions of this Agreement or any of the other Loan Documents shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any other respect, or in the event any one or more of the provisions of any of the Loan Documents operates or would prospectively operate to invalidate this Agreement or any of the other Loan Documents, then and in either of those events, such provision or provisions only shall be deemed null and void and shall not affect the validity of the remaining Obligations, and the remaining provisions of the Loan Documents shall remain operative and in full force and effect and shall in no way be affected, prejudiced or disturbed thereby.

Section 9.7                                Notices.

All Notices required or which any party desires to give hereunder or under any other Loan Document shall be in writing and, unless otherwise specifically provided in such other Loan Document, shall be deemed sufficiently given or furnished if delivered by personal delivery, by nationally recognized overnight courier service or by certified United States mail, postage prepaid, addressed to the party to whom directed at the applicable address set forth below (unless changed by similar notice in writing given by the particular party whose address is to be changed) or by facsimile.  Any Notice shall be deemed to have been given either at the time of personal delivery or, in the case of courier or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of facsimile, upon receipt; provided that service of a Notice required by any applicable statute shall be considered complete when the requirements of that statute are met.  Notwithstanding the foregoing, no notice of change of address shall be effective except upon actual receipt.  This Section shall not be construed in any way to affect or impair any waiver of notice or demand provided in this Agreement or in any other Loan Document or to require giving of notice or demand to or upon any Person in any situation or for any reason.

The address and fax number of Borrower are:

America First Tax Exempt Investors, L.P.
1004 Farnam Street, Suite 400
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Omaha, Nebraska  68102
Attention:  Chad Daffer
Fax Number: 402-930-3047

The address and fax number of Lender are:

Bank of America, N.A.
Community Development Lending
Mail Code: DC9-909-02-02
1801 K Street NW, 2nd Floor
Washington, DC 20006
Attention:  Loan Administration Manager
Fax Number: 212-378-3433

With a copy to:

Bank of America, N.A.
Community Development Lending
100 S. Charles Street, 4th Floor
Baltimore, Maryland 21202
Attention:  Laura E. Sheehan, Vice President
Fax Number:. 410-547-4050

The address and fax number of Collateral Agent are:

Deutsche Bank Trust Company Americas
60 Wall Street, 27th Floor
New York, New York 10005
Attention: Trust & Securities Services (Municipal Group)
Fax Number: 212-797-8618

Section 9.8                                Permitted Successors and Assigns; Disclosure of Information.

(a)           Each and every one of the covenants, terms, provisions and conditions of this Agreement and the Loan Documents shall apply to, bind and inure to the benefit of Borrower, its successors and those assigns of Borrower consented to in writing by Lender, and shall apply to, bind and inure to the benefit of Lender and the endorsees, transferees, successors and assigns of Lender, and all Persons claiming under or through any of them.

(b)           Borrower agrees not to transfer, assign, pledge or hypothecate any right or interest in any payment or advance due pursuant to this Agreement, or any of the other benefits of this Agreement, without the prior written consent of Lender, which consent may be withheld by Lender in its sole and absolute discretion.  Any such transfer, assignment, pledge or hypothecation made or attempted by Borrower without the prior written consent of Lender shall be void and of no effect.  No consent by Lender to an assignment shall be deemed to be a waiver of the requirement of prior written consent by Lender with respect to each and every further assignment and as a condition precedent to the effectiveness of such assignment.

(c)           Lender may sell or offer to sell the Loan or interests therein to one or more assignees or participants.  Borrower shall execute, acknowledge and deliver any and all instruments reasonably requested by Lender in connection therewith, and to the extent, if any, specified in any such assignment or participation, such

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assignee(s) or participant(s) shall have the same rights and benefits with respect to the Loan Documents as such Person(s) would have if such Person(s) were Lender hereunder.  The Borrower agrees that the Lender may exchange or disclose information pertaining to the Loan, the Loan Documents, any Bond and any Project (including, without limitation, financial information, copies of appraisals, environmental reports, physical needs assessments, inspection reports, engineering reports, copies of Bond documents and participation documents, if applicable, and any other information in the possession of the Lender) and financial information about the Borrower, any of its partners or any affiliate with or to any Bank of America Corporation affiliates or other related entities, to any regulatory body having jurisdiction over the Lender, with professional service providers engaged by the Lender or its affiliates or other related entities or by any such prospective purchaser, and with any other persons who require or request such information as necessary or appropriate in the Lender’s reasonable judgment, and the Lender may disclose all legally required or customary information regarding the Borrower, the Bonds, the Loan and each Project to all purchasers or prospective purchasers of the Loan and the Bonds; provided, that the Lender agrees not to publicly disclose any confidential financial information regarding the Borrower that is specifically designated as confidential by the Borrower, except as such information is required to be disclosed by the Lender to any regulatory body having jurisdiction over the Lender or to professional service providers engaged by the Lender or its affiliates or other related entities, which shall also agree to maintain the confidentiality of such information.  The Borrower agrees to update this information at such times as may be reasonably requested by the Lender, and if so requested by the Lender, to provide summary disclosure information about each Project and each Bond for which no current disclosure is available.

Section 9.9                                Modification; Waiver.

None of the terms or provisions of this Agreement may be changed, waived, modified, discharged or terminated except by instrument in writing executed by the party or parties against whom enforcement of the change, waiver, modification, discharge or termination is asserted.  None of the terms or provisions of this Agreement shall be deemed to have been abrogated or waived by reason of any failure or failures to enforce the same.

Section 9.10                                Third Parties; Benefit.

All conditions to the obligation of Lender to make advances hereunder are imposed solely and exclusively for the benefit of Lender and its assigns and no other Persons shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make advances in the absence of strict compliance with any or all thereof and no other Person shall, under any circumstances, be deemed to be the beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender at any time in the sole and absolute exercise of its discretion.  The terms and provisions of this Agreement are for the benefit of the parties hereto and, except as herein specifically provided, no other Person shall have any right or cause of action on account thereof.

Section 9.11                                Rules of Construction.

The words “hereof,” “herein,” “hereunder,” “hereto,” and other words of similar import refer to this Agreement in its entirety.  The terms “agree” and “agreements” mean and include “covenant” and “covenants.”  The words “include” and “including” shall be interpreted as if followed by the words “without limitation.”  The captions and headings contained in this Agreement are included herein for convenience of reference only and shall not be considered a part hereof and are not in any way intended to define, limit or enlarge the terms hereof.  All references (a) made in the neuter, masculine or feminine gender shall be deemed to have been made in all such genders, (b) made in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well, (c) to the Loan Documents are to the same as extended, amended, restated, supplemented or otherwise modified from time to time unless expressly indicated otherwise, and (d) to Articles, Sections and Schedules are to the respective Articles, Sections and Schedules contained in this Agreement unless expressly indicated otherwise.
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Section 9.12                                Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be considered an original for all purposes; provided, however, that all such counterparts shall together constitute one and the same instrument.

Section 9.13                                Publicity.

Borrower agrees that the Lender may issue publicity releases announcing the financing.  The Lender agrees that the Borrower may issue any publicity releases required by applicable law; provided that any such release that names the Lender shall be subject to the Lender’s prior consent.

Section 9.14                                Governing Law.

This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State.

Section 9.15                                Time of Essence.

Time shall be of the essence for each and every provision of this Agreement of which time is an element.

Section 9.16                                Electronic Transmission of Data.

Lender and Borrower agree that certain data related to the Loan (including confidential information, documents, applications and reports) may be transmitted electronically, including transmission over the Internet.  This data may be transmitted to, received from or circulated among agents and representatives of Borrower and/or Lender and their affiliates and other Persons involved with the subject matter of this Agreement.  Borrower acknowledges and agrees that (a) there are risks associated with the use of electronic transmission and that Lender does not control the method of transmittal or service providers, (b) Lender has no obligation or responsibility whatsoever and assumes no duty or obligation for the security, receipt or third party interception of any such transmission, and (c) Borrower will release, hold harmless and indemnify Lender from any claim, damage or loss, including that arising in whole or part from Lender’s strict liability or sole, comparative or contributory negligence, which is related to the electronic transmission of data.

Section 9.17                                Consent to Share Information.

The Borrower agrees that the Lender may exchange or disclose information pertaining to the Loan, the Loan Documents, any Bond and any Project (including, without limitation, financial information, copies of appraisals, environmental reports, physical needs assessments, inspection

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 reports, engineering reports, copies of Bond documents and participation documents, if applicable, and any other information in the possession of the Lender) and financial information about the Borrower, any of its partners or any affiliate with or to any Bank of America Corporation affiliates or other related entities, to any regulatory body having jurisdiction over the Lender, with professional service providers engaged by the Lender or its affiliates or other related entities or by any such prospective purchaser, and with any other persons who require or request such information as necessary or appropriate in the Lender’s reasonable judgment, and the Lender may disclose all legally required or customary information regarding the Borrower, the Bonds, the Loan and each Project to all purchasers or prospective purchasers of the Loan and the Bonds; provided, that the Lender agrees not to publicly disclose any confidential financial information regarding the Borrower that is specifically designated as confidential by the Borrower, except as such information is required to be disclosed by the Lender to any regulatory body having jurisdiction over the Lender or to professional service providers engaged by the Lender or its affiliates or other related entities, which shall also agree to maintain the confidentiality of such information.  The Borrower agrees to update this information at such times as may be reasonably requested by the Lender, and if so requested by the Lender, to provide summary disclosure information about each Project and each Bond for which no current disclosure is available.

Section 9.18                                Dispute Resolution.

(a)           Arbitration.  Except to the extent expressly provided below, any Dispute shall, upon the request of either party, be determined by binding arbitration in accordance with the Federal Arbitration Act, Title 9, United States Code (or if not applicable, the applicable state law), the then-current rules for arbitration of financial services disputes of AAA and the “Special Rules” set forth below.  In the event of any inconsistency, the Special Rules shall control.  The filing of a court action is not intended to constitute a waiver of the right of Borrower or Lender, including the suing party, thereafter to require submittal of the Dispute to arbitration.  Any party to this Agreement may bring an action, including a summary or expedited proceeding, to compel arbitration of any Dispute in any court having jurisdiction over such action.  For the purposes of this Dispute Resolution Section only, the terms “party” and “parties” shall include any parent corporation, subsidiary or Affiliate of Lender involved in the servicing, management or administration of any obligation described in or evidenced by this Agreement, together with the officers, employees, successors and assigns of each of the foregoing.

(b)           Special Rules.
(i)           The arbitration shall be conducted in any U.S. state where real or tangible personal property collateral is located, or if there is no such collateral, in the City and County where Lender is located pursuant to its address for notice purposes in this Agreement.

(ii)           The arbitration shall be administered by AAA, who will appoint an arbitrator.  If AAA is unwilling or unable to administer the arbitration, or if AAA is unwilling or unable to enforce or legally precluded from enforcing any and all provisions of this Dispute Resolution Section, then any party to this Agreement may substitute another arbitration organization that has similar procedures to AAA and that will observe and enforce any and all provisions of this Dispute Resolution Section.  All Disputes shall be determined by one arbitrator; however, if the amount in controversy in a Dispute exceeds Five Million Dollars ($5,000,000), upon the request of any party, the Dispute shall be decided by three arbitrators (for purposes of this Agreement, referred to collectively as the “arbitrator”).

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(iii)           All arbitration hearings will be commenced within ninety (90) days of the demand for arbitration and completed within ninety (90) days from the date of commencement; provided, however, that upon a showing of good cause, the arbitrator shall be permitted to extend the commencement of such hearing for up to an additional sixty (60) days.

(iv)           The judgment and the award, if any, of the arbitrator shall be issued within thirty (30) days of the close of the hearing.  The arbitrator shall provide a concise written statement setting forth the reasons for the judgment and for the award, if any.  The arbitration award, if any, may be submitted to any court having jurisdiction to be confirmed and enforced, and such confirmation and enforcement shall not be subject to arbitration.

(v)           The arbitrator will give effect to statutes of limitations and any waivers thereof in determining the disposition of any Dispute and may dismiss one or more claims in the arbitration on the basis that such claim or claims is or are barred.  For purposes of the application of the statute of limitations, the service on AAA under applicable AAA rules of a notice of Dispute is the equivalent of the filing of a lawsuit.

(vi)           Any dispute concerning this arbitration provision, including any such dispute as to the validity or enforceability of this provision, or whether a Dispute is arbitrable, shall be determined by the arbitrator; provided, however, that the arbitrator shall not be permitted to vary the express provisions of these Special Rules or the Reservation of Rights in subsection (c) below.

(vii)           The arbitrator shall have the power to award legal fees and costs pursuant to the terms of this Agreement.

(viii)           The arbitration will take place on an individual basis without reference to, resort to, or consideration of any form of class or class action.

(c)           Reservations of Rights.  Nothing in this Agreement shall be deemed to (i) limit the applicability of any otherwise applicable statutes of limitation and any waivers contained in this Agreement, or (ii) apply to or limit the right of Lender (A) to exercise self help remedies such as (but not limited to) setoff, or (B) to foreclose judicially or nonjudicially against any real or personal property collateral, or to exercise judicial or nonjudicial power of sale rights, (C) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief, writ of possession, prejudgment attachment, or the appointment of a receiver, or (D) to pursue rights against a party to this Agreement in a third-party proceeding in any action brought against Lender in a state, federal or international court, tribunal or hearing body (including actions in specialty courts, such as bankruptcy and patent courts).  Lender may exercise the rights set forth in clauses (A) through (D), inclusive, before, during or after the pendency of any arbitration proceeding brought pursuant to this Agreement.  Neither the exercise of self help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in any such action, to arbitrate the merits of the Dispute occasioning resort to such remedies.  No provision in the Loan Documents regarding submission to jurisdiction and/or venue in any court is intended or shall be construed to be in derogation of the provisions in any Loan Document for arbitration of any Dispute.

(d)           Conflicting Provisions for Dispute Resolution.  If there is any conflict between the terms, conditions and provisions of this Section and those of any other provision or agreement for arbitration or dispute resolution, the terms, conditions and provisions of this Section shall prevail as to any Dispute arising out of or relating to (i) this Agreement, (ii) any other Loan Document, (iii) any related agreements or instruments, or (iv) the transaction contemplated herein or therein (including any claim based on or arising from an alleged personal injury or business tort).  In any other situation, if the resolution of a given Dispute is specifically governed by another provision or agreement for arbitration or dispute resolution, the other provision or agreement shall prevail with respect to said Dispute.

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(e)           Jury Trial Waiver in Arbitration.  By agreeing to this Section, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of any Dispute.

Section 9.19                                Forum.

Borrower hereby irrevocably submits generally and unconditionally for itself and in respect of its property to the jurisdiction of any state court or any United States federal court sitting in the State specified in the governing law section of this Agreement and to the jurisdiction of any state court or any United States federal court sitting in the State, over any Dispute.  Borrower hereby irrevocably waives, to the fullest extent permitted by Law, any objection that Borrower may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum.  Borrower hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any state court or any United States federal court sitting in the state specified in the governing law section of this Agreement may be made by certified or registered mail, return receipt requested, directed to Borrower at its address for notice set forth in this Agreement, or at a subsequent address of which Lender received actual notice from Borrower in accordance with the notice section of this Agreement, and service so made shall be complete five (5) days after the same shall have been so mailed.  Nothing herein shall affect the right of Lender to serve process in any manner permitted by Law or limit the right of Lender to bring proceedings against Borrower in any other court or jurisdiction.

Section 9.20                                WAIVER OF JURY TRIAL.

WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO ARBITRATE ANY “DISPUTE” (FOR PURPOSES OF THIS SECTION, AS DEFINED IN SCHEDULE 1) AS SET FORTH IN THIS AGREEMENT, TO THE EXTENT ANY “DISPUTE” IS NOT SUBMITTED TO ARBITRATION OR IS DEEMED BY THE ARBITRATOR OR BY ANY COURT WITH JURISDICTION TO BE NOT ARBITRABLE OR NOT REQUIRED TO BE ARBITRATED, BORROWER AND LENDER WAIVE TRIAL BY JURY IN RESPECT OF ANY SUCH “DISPUTE” AND ANY ACTION ON SUCH “DISPUTE.”  THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY BORROWER AND LENDER, AND BORROWER AND LENDER HEREBY REPRESENT THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY PERSON OR ENTITY TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THE LOAN DOCUMENTS.  BORROWER AND LENDER ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF JURY TRIAL.  BORROWER FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

Section 9.21                                USA Patriot Act Notice.

Lender hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), Lender is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Lender to identify Borrower in accordance with the Act.

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Section 9.22                                Entire Agreement.

The Loan Documents constitute the entire understanding and agreement between Borrower and Lender with respect to the transactions arising in connection with the Loan, and supersede all prior written or oral understandings and agreements between Borrower and Lender with respect to the matters addressed in the Loan Documents.  In particular, and without limitation, the terms of any commitment by Lender to make the Loan are merged into the Loan Documents.  Except as incorporated in writing into the Loan Documents, there are no representations, understandings, stipulations, agreements or promises, oral or written, with respect to the matters addressed in the Loan Documents.  If there is any conflict between the terms, conditions and provisions of this Agreement and those of any other instrument or agreement, including any other Loan Document, the terms, conditions and provisions of this Agreement shall prevail.

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IN WITNESS WHEREOF, Borrower, Lender and Collateral Agent have caused this Agreement to be executed under seal as of the date first above written.

BORROWER:

AMERICA FIRST TAX EXEMPT INVESTORS, L.P.,
a Delaware limited partnership

By:           America First Capital Associates Limited                                                                           Partnership Two,
a Delaware limited partnership,
its General Partner

By:	The Burlington Capital Group LLC,

a Delaware limited liability company,

its General Partner

By:  /s/ Michael J. Draper _____________________________ [SEAL]

Michael J. Draper
Chief Financial Officer

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LENDER:

BANK OF AMERICA, N.A.

By: /s/ Laura E. Sheehan
_____________________________ [SEAL]
Laura E. Sheehan
Vice President

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COLLATERAL AGENT:

DEUTSCHE BANK TRUST COMPANY AMERICAS

By: /s/ Safet Kalaba
_____________________________ [SEAL]
Safet Kalaba
Vice President

By: /s/ Tai Bill Lee
_____________________________ [SEAL]
Tai Bill Lee
Vice President

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Schedule 1

Definitions

Unless the context otherwise specifies or requires, the following terms shall have the meanings herein specified, such definitions to be applicable equally to the singular and the plural forms of such terms and to all genders:

“AAA” means the American Arbitration Association, or any successor thereof.

“Act” means the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Banking Day” means any day that is not a Saturday, Sunday or banking holiday in the State.

“Bond Collateral” means all of Borrower’s rights, title and interest with respect to the Bonds described on Schedule 2 attached hereto, including, without limitation, all direct and indirect ownership interests and all participation interests in such Bonds, the Bond Documents, the Projects described on Schedule 3 attached hereto and all mortgages, security interests, promissory notes and other instruments, agreements and documents evidencing and securing the Project Loans for each of the Projects to the extent of Borrower’s interests therein, and all Proceeds of the foregoing, however and whenever acquired and in whatever form, including, without limitation, all certificates or instruments representing or evidencing such Bond Collateral, and all principal, interest and payments and distributions of cash or other property and proceeds from time to time received, receivable or otherwise distributed in respect of, or in exchange therefor (whether such proceeds arise before or after the commencement of any proceeding under any applicable bankruptcy, insolvency or other similar law, by or against the Borrower), all powers and rights of the Borrower now or hereafter acquired by the Borrower, including rights of enforcement, with respect to all Bonds, the Bond Documents, the Project Loans and the Projects.

“Bond Documents” means, collectively, all trust indentures, agreements and other documents evidencing, executed in connection with or relating to the Bonds, including, without limitation, all trust indentures relating to the Bonds.

“Bond Issuer” means the respective issuer of each of the Bonds as identified on Schedule 2 attached hereto and incorporated herein.

“Bond Portfolio” has the meaning given to such term in the Recitals to this Agreement.

“Bond Release Price” has the meaning given to such term in Section 3.10 of this Agreement

“Bond Trustee” means the respective trustee under each of the Bond indentures as identified on Schedule 5 attached hereto and incorporated herein.

“Bonds” means, collectively, those certain tax-exempt bonds described on Schedule 2 attached hereto owned by the Borrower and any and all additions thereto, substitutions thereof and exchanges therefore, and “Bond” means any one of the Bonds individually.

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“Cash Collateral” has the meaning give to such term in Section 3.9.

“Cash Collateral Account” means the account established with Lender pursuant to the terms of Section 3.9.

“Casualty” means any act or occurrence of any kind or nature that results in material damage, loss or destruction to any Project.

“Claim” means any liability, suit, action, claim, demand, loss, expense, penalty, fine, judgment or other cost of any kind or nature whatsoever, including fees, costs and expenses of attorneys, consultants, contractors and experts.

“Closing Checklist” means that certain Closing Requirements and Checklist setting forth the conditions for closing the Loan.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means, collectively, the Bond Collateral, the Cash Collateral and all other assets and property of the Borrower subject from time to time to the Liens of this Agreement and/or any of the other Loan Documents, together with any and all cash and non-cash proceeds and products thereof.

“Collateral Agent Administration Fee” means a fee in the annual aggregate amount of $20,000 payable by the Borrower to the Collateral Agent for certain administrative functions of the Collateral Agent, as further described in the Collateral Agent Fee Proposal and as such fee may be adjusted from time to time in accordance with the Collateral Agent Fee Proposal.  The Collateral Agent Administration Fee shall be paid quarterly in installments of $5,000 each with the first installment being paid on the date of this Agreement and subsequent installments being paid on each October 5, January 5, April 5 and July 5 until this Agreement and the Collateral Agent Fee Proposal are no longer in effect.

“Collateral Agent Fees” means the collective reference to the Collateral Agent Administrative Fee and the Collateral Agent Loan Paying Fee.

“Collateral Agent Fee Proposal” means that certain Deutsche Bank Trust & Securities Services Fee Proposal dated as of May 20, 2009, and accepted by the Borrower on June 18, 2009.

“Collateral Agent Loan Paying Fee” means a fee in the annual aggregate amount of $15,000 payable by the Borrower to the Collateral Agent for the maintenance of certain accounts and related administrative functions, as further described in the Collateral Agent Fee Proposal and as such fee may be adjusted from time to time in accordance with the Collateral Agent Fee Proposal.  The Collateral Agent Loan Paying Fee shall be paid quarterly in installments of $3,750 each with the first installment being paid on the date of this Agreement and subsequent installments being paid on each October 5, January 5, April 5 and July 5 until this Agreement and the Collateral Agent Fee Proposal are no longer in effect.

“Commitment Letter” means that certain Commitment Letter dated May 11, 2009, from the Lender and accepted by the Borrower.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise, “Controlling” or “Controlled” have meanings correlative thereto.

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“Debt Service Coverage Ratio” shall mean for any date of determination and period specified, a fraction, expressed as a decimal, the numerator of which is an amount equal to the Net Operating Income and the denominator of which is an amount equal to the aggregate amount of interest and principal payments that became due and payable with respect to each of the underlying Project Loans and all other indebtedness for borrowed money of the Project Owners with respect to the respective Projects during the specified period prior to the date of determination.

“Default” means an event or circumstance that, with the giving of Notice or lapse of time, or both, would constitute an Event of Default under the provisions of this Agreement.

“Dispute” means any controversy, claim or dispute between or among the parties to this Agreement, including any such controversy, claim or dispute arising out of or relating to (a) this Agreement, (b) any other Loan Document, (c) any related agreements or instruments, or (d) the transaction contemplated herein or therein (including any claim based on or arising from an alleged personal injury or business tort).

“Environmental Claim” means any complaint, action, notice, order, claim, investigation, judicial or administrative proceeding or action, or similar claims or communications from any Person involving or alleging any non-compliance with any Environmental Requirement or the existence of any unsafe or hazardous condition resulting from or related to the Release of any Hazardous Material.

“Environmental Law” means any and all applicable federal, state or local laws, statutes, ordinances, rules, regulations, orders, principals of common law, judgments, permits, licenses or other determinations of any judicial or regulatory authority, now or hereafter in effect, imposing liability, establishing standards of conduct or otherwise relating to protection of the environment (including natural resources, surface water, groundwater, soils and indoor and ambient air), health and safety, land use matters or the presence, generation, treatment, storage, disposal, Release or threatened Release, transport or handling of any Hazardous Material.

“Environmental Requirement” means any Environmental Law, or any other applicable agreement or restriction (including any condition or requirement imposed by any third party or insurance or surety company), now or hereafter in effect, which relates to any matters addressed by any Environmental Law, Hazardous Material or the prevention of any unsafe or hazardous condition resulting from or related to the Release of any Hazardous Material.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Event of Default” means any event or circumstance specified in Article VII and the continuance of such event or circumstance beyond the applicable grace and/or cure periods therefor, if any, set forth in Article VII.

“Expenses” means all fees, charges, costs and expenses of any nature whatsoever incurred at any time and from time to time (whether before or after an Event of Default) by Lender in making, funding, administering or modifying the Loan, in negotiating or entering into any “workout” of the Loan, or in exercising or enforcing any rights, powers and remedies provided in this Agreement or any of the other Loan Documents, including attorneys’ fees, court costs, receiver’s fees, management fees and costs incurred in taking possession of, or selling, the Collateral.

“General Partner” means America First Capital Associates Limited Partnership Two, a Delaware limited partnership.

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“Governmental Authority” means any governmental or quasi-governmental entity, including any court, department, commission, board, bureau, agency, administration, service, district or other instrumentality of any governmental entity.

“Hazardous Material” means any substance, material, element, compound, waste or chemical, whether solid, liquid or gaseous, which is defined, listed, classified or otherwise regulated in any way under any Environmental Laws, or any other such substances or conditions (including mold and other mycotoxins or fungi) which may create any unsafe or hazardous condition or pose any threat to health and safety.

“Initial Cash Collateral” means cash collateral in an amount not less than $1,500,000 which is to be deposited by Borrower with Lender at or prior to closing.

“Laws” means all federal, state and local laws, statutes, rules, ordinances, regulations, codes, licenses, authorizations, decisions, injunctions, interpretations, orders or decrees of any court or other Governmental Authority having jurisdiction as may be in effect from time to time.

“Letter of Credit Facility” has the meaning given to such term in the Recitals to this Agreement.

“Leverage Ratio” shall mean the ratio of Borrower’s total liabilities divided by its total assets, as determined in accordance with generally accepted accounting principles, consistently applied.

“Lien” means any mortgage, deed of trust, pledge, security interest, pledge, assignment, judgment, lien or charge of any kind, including any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction.

“Loan” has the meaning given to such term in the Recitals to this Agreement, the repayment obligations in connection with which are evidenced by the Note.

“Loan Amount” means Fifty Million and No/100 Dollars ($50,000,000).

“Loan Documents” means this Agreement, the Note and any and all other documents which Borrower or any other party or parties have executed and delivered, or may hereafter execute and deliver, to evidence, secure or guarantee the Obligations, or any part thereof, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

“Losses” means claims, demands, liabilities, damages, losses, costs, charges, taxes and governmental penalties or charges and expenses (including reasonable attorneys’ fees and expenses) and, solely with respect to the environmental indemnity of Section 9.1 hereof, including strict liabilities and Environmental Claims.

“Minimum Liquidity” shall mean the amount of Borrower’s unencumbered, unrestricted cash, cash equivalents and marketable securities.  Amounts included in the calculation of Minimum Liquidity must be available to Borrower to fund day-to-day operating expenses incurred in the ordinary course of Borrower’s business and shall not be held in any restricted account or other account which would prevent or preclude Borrower from so using such funds as and when needed.

“Net Operating Income” shall mean, (i) with respect underlying Projects that have reached “stabilization” (i.e. ninety percent (90%) occupancy for three (3) consecutive months) and/or have not been under construction or in rehabilitation during the immediately preceding twelve (12) month period,

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the aggregate amount of all actual cash income received from such Projects during a calendar quarter less the actual operating expenses, including, without limitation funded reserves and escrows for taxes and insurance, if applicable, incurred for or attributable to the applicable Projects and (ii) with respect underlying Projects that are under construction for any date of determination, the aggregate amount of projected cash income received from such Projects during a calendar quarter less the projected operating expenses, including, without limitation funded reserves and escrows for taxes and insurance, if applicable, incurred for or attributable to the applicable Projects.

“Note” means the Promissory Note of even date herewith, in an amount equal to the Loan Amount, made by Borrower to the order of Lender, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

“Notice” means a notice, request, consent, demand or other communication given in accordance with the provisions of Section 9.7 of this Agreement.

“Obligations” means all present and future debts, obligations and liabilities of Borrower to Lender arising pursuant to, or on account of, the provisions of this Agreement, the Note or any of the other Loan Documents, including the obligations: (a) to pay all principal, interest, late charges, prepayment premiums (if any) and other amounts due at any time under the Note; (b) to pay all Expenses, indemnification payments, fees and other amounts due at any time under any of the Loan Documents, together with interest thereon as provided in such Loan Document; and (c) to perform, observe and comply with all of the terms, covenants and conditions, expressed or implied, which Borrower is required to perform, observe or comply with pursuant to the terms of this Agreement or any of the other Loan Documents.

“Permitted Lien” means:  (a) Liens for Taxes that are not delinquent or that the Lender has determined in the exercise of its sole and absolute discretion (i) are being diligently contested in good faith and by appropriate proceedings, and such contest operates to suspend collection of the contested Taxes and enforcement of a Lien, (ii) the Borrower has the financial ability to pay, with all penalties and interest, at all times without materially and adversely affecting the Borrower, and (iii) are not, and will not be with appropriate filing, the giving of notice and/or the passage of time, entitled to priority over any Lien of Lender; (b) Liens in favor of or for the benefit of the Lender securing the Obligations; and (c) judgment Liens to the extent the entry of such judgment does not constitute a Default or an Event of Default under the terms of this Agreement or result in the sale or levy of, or execution on, any of the Collateral.

“Person” means an individual, a corporation, a partnership, a joint venture, a limited liability company, a trust, an unincorporated association, any Governmental Authority or any other entity.

“Proceeds means all proceeds as such term is defined in the Uniform Commercial Code in effect on the date hereof.

“Project” and “Projects” have the meanings given to such terms in the Recitals to this Agreement.

“Project Loans” has the meaning given to such term in the Recitals to this Agreement.

“Project Owner” and “Project Owners” have the meanings given to such terms in the Recitals to this Agreement.

“Release” means the presence of or any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping or disposing of any Hazardous

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Material (including the abandonment or discarding of barrels, drums, tanks and other similar containers, including any Hazardous Material) into the indoor or outdoor environment.

“Released Bond” has the meaning given to such term in Section 3.10 of this Agreement

“State” means the State of Maryland.

“Taxes” means all taxes and assessments whether general or special, ordinary or extraordinary, or foreseen or unforeseen, which at any time may be assessed, levied, confirmed or imposed by any Governmental Authority or any communities facilities or other private district on Borrower or on any of its properties or assets or any part thereof or in respect of any of its franchises, businesses, income or profits.

“TOB Documents” has the meaning given to such term in Section 1.1 of this Agreement.

“TOB Facility” has the meaning given to such term in the Recitals to this Agreement.

“TOB Liquidity Facility” has the meaning given to such term in the Recitals to this Agreement.

“TOB Trust Agreements” has the meaning given to such term in Section 1.1 of this Agreement.

“TOB Variable Certificates” has the meaning given to such term in Section 1.1 of this Agreement.

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Schedule 2

BONDS

	Bond Issue	Issuer	Principal Amount	Bond CUSIP	Stated Maturity
1	Multifamily Housing Revenue Bonds (Bella Vista) Series 2006	Texas Department of Housing and Community Affairs	$6,740,000	88275BNB0	April 1, 2046
2	Multifamily Mortgage Revenue Refunding Bonds 2003 Series I (Fairmont Oaks Apartments)	Florida Housing Finance Corporation	$7,680,000	34073JHD4	April 1, 2033
3	Multifamily Mortgage Revenue Refunding Bonds 2000 Series B (Iona Lakes Project)	Florida Housing Finance Corporation	$16,135,000	34073JAF6	April 1, 2030
4	Multifamily Housing Revenue Bonds (Runnymede Apartments Project) Series 2007	Austin Housing Finance Corporation	$10,825,000	052425HJ7	October 1, 2042
5	Revenue Bond, Series 2004 (Clarkson College Project)	Nebraska Educational Finance Authority	$5,978,333	63966PQW7	Nov. 1, 2035
6	Multifamily Housing Revenue Bonds (Gardens of DeCordova Apartments) Series 2007	Northwest Central Texas Housing Finance Corporation	$4,853,000	667411AE2	May 1, 2047
7	Multifamily Housing Revenue Bonds (Gardens of Weatherford Apartments) Series 2007	Northwest Central Texas Housing Finance Corporation	$4,686,000	667411AF9	May 1, 2047
8	Multifamily Housing Revenue Bonds (Woodland Park Apartments) Series 2007G-1	Kansas Development Finance Authority	$15,065,000	48542TAF7	Nov. 1, 2047
9	Multifamily Housing Revenue Bonds (Woodlynn Village Project) Series 2007	City of Maplewood, Minnesota	$4,550,000	565577HF3	Nov. 1, 2042
10	Multifamily Rental Housing Revenue Bonds (Bridle Ridge Apartments) Series 2008	South Carolina State Housing Finance and Development Authority	$7,885,000	83712EFH2	Jan. 1, 2043
11	Multifamily Housing Revenue Refunding Bonds 2001 Series G (Lake Forest Apartments)	Florida Housing Finance Corporation	$10,075,000	34073JAP4	Dec. 1, 2031
12	Multifamily Mortgage Revenue Refunding Bond (The Mill Apartments Project) Series 1999A [Ashley Square]	Iowa Finance Authority	$6,500,000	46246JLS2	Dec. 1, 2025
13	Multifamily Rental Housing Revenue Refunding Bonds (Bent Tree Apartments Project) Series 2000H-1 and Interest-Only Series 2000H-2	South Carolina State Housing Finance and Development Authority	$11,130,000	83712EDE1	Dec. 15, 2030

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Schedule 3

PROJECTS AND PROJECT OWNERS

	Property Name and Address	Property Owner	Bond CUSIP	Additional Description
1	Bella Vista 202 South Dixon Street Gainesville, TX 76240	UHF Gainesville Housing, L.P.	88275BNB0	Two and three-story garden style complex containing 5 buildings, totaling 144 units
2	Fairmont Oaks 3160 SW 62nd Blvd. Gainesville, FL 32607	Fairmont Oaks Limited Partnership	34073JHD4	Garden style complex containing 16 three-story buildings; totaling 178 units
3	Iona Lakes 15000 Iona Lakes Drive Fort Myers, FL 33908	Iona Lakes Acquisition Corporation	34073 JAF6	Two-story garden style complex containing 350-unit apartments in 51 buildings
4	Runnymede 1101 Rutland Drive Austin, TX 78758	Runnymede Associates	052425HJ7	Two-story garden style property containing 23 buildings, totaling 252 units
5	Clarkson College 101 South 42nd Street Omaha, NE 68131	Clarkson College	63966PQW7	Four-story 36-unit housing facility, totaling 142 bed count.
6	Gardens of DeCordova 5230 N. Gate Road Granbury, TX 76049	The Gardens of DeCordova, L.P.	667411AE2	76-unit garden-style, age and income restricted complex comprised of 31 one-story buildings
7	Gardens of Weatherford 1900 Old Dicey Road Weatherford, TX 76086	The Gardens of Weatherford, LP	667411AF9	76-unit garden-style age and income restricted complex comprised of 20 two-story buildings
8	Woodland Park at Soldier Creek 3030 NW Topeka Blvd. Topeka, KS 66617	Woodland Park at Soldier Creek, L.L.C.	48542TAF7	236-unit garden-style age and income restricted complex comprised of 31 one-story buildings
9	Woodlynn Village 2122 Woodlynn Avenue Maplewood, MN 55109	Woodlynn Properties Limited Partnership	565577HF3	59 unit one-story townhome style apartment property containing 10 buildings
10	Bridle Ridge 310 Chandler Road Greer, SC 29651	Companion at Bridle Ridge, LP	83712EFH2	Two and three-story garden style complex containing 11 buildings; totaling 152 units
11	Lake Forest 600 Jimmy Ann Drive Daytona Beach, FL 32114	Lake Forest Acquisition Corporation	34073JAP4	Two and three-story garden style complex containing 16 buildings, totaling 240 units
12	Ashley Square 5501 Aurora Avenue Des Moines, IA 50310	Ashley Square Housing Cooperative	46246JLS2	6 three-story buildings containing a total of 144 units
13	Bent Tree 1000 Bent Tree Lane Columbia, SC 29210	Bent Tree Acquisition Corporation	83712EDE1	16 three-story buildings containing a total of 232 units

ATAX Loan Agreement
#4850-3191-8595|NB2-002620|

Schedule 5

BOND TRUSTEES

	Bond Issue	Trustee Name and Address	Bond CUSIP
1	Multifamily Housing Revenue Bonds (Bella Vista) Series 2006	Wells Fargo 201 Main Street, Suite 301 Fort Worth, Texas 76102 Contact: Mark A. Dunn	88275BNB0
2	Multifamily Mortgage Revenue Refunding Bonds 2003 Series I (Fairmont Oaks Apartments)	US Bank 225 E. Robinson Street, Suite 250 Orlando, Florida 32801 Contact: Beth Driggs	34073JHD4
3	Multifamily Mortgage Revenue Refunding Bonds 2000 Series B (Iona Lakes Project)	US Bank 225 E. Robinson Street, Suite 250 Orlando, Florida 32801 Contact: Christina Rhodebeck	34073JAF6
4	Multifamily Housing Revenue Bonds (Runnymede Apartments Project) Series 2007	American National Bank 3033 East First Avenue Denver, Colorado 80206 Contact: Tammy Dixon	052425HJ7
5	Revenue Bond, Series 2004 (Clarkson College Project)	Union Bank & Trust P.O. Box 82535 Lincoln, Nebraska 68501 Contact: Ralene Klostermeyer / Leslie Gibbens	63966PQW7
6	Multifamily Housing Revenue Bonds (Gardens of DeCordova Apartments) Series 2007	Wells Fargo 201 Main Street, Suite 301 Fort Worth, Texas 76102 Contact: Mark A. Dunn	667411AE2
7	Multifamily Housing Revenue Bonds (Gardens of Weatherford Apartments) Series 2007	Wells Fargo 201 Main Street, Suite 301 Fort Worth, Texas 76102 Contact: Mark A. Dunn	667411AF9
8	Multifamily Housing Revenue Bonds (Woodland Park Apartments) Series 2007G-1	Wells Fargo 1 Ward Parkway Kansas, Missouri 64112-2106 Contact: Ken Dotson	48542TAF7
9	Multifamily Housing Revenue Bonds (Woodlynn Village Project) Series 2007	Wells Fargo 625 Marquette Avenue, 11th Floor Minneapolis, Minnsesota 55479 Contact: Jeffrey Carlson	565577HF3
10	Multifamily Rental Housing Revenue Bonds (Bridle Ridge Apartments) Series 2008	Regions Bank 1201 Main Street, Suite 1250 Columbia, South Carolina 29201 Contact: Beverly Miles	83712EFH2
11	Multifamily Housing Revenue Refunding Bonds 2001 Series G (Lake Forest Apartments)	US Bank 225 E. Robinson Street, Suite 250 Orlando, Florida 32801 Contact: Beth Driggs	34073JAP4
12	Multifamily Mortgage Revenue Refunding Bond (The Mill Apartments Project) Series 1999A [Ashley Square]	US Bank Corporate Trust Services 1349 West Peachtree Street, NW Suite 1050 Atlanta, GA 30309 Contact: Zack Buckner	46246JLS2
13	Multifamily Rental Housing Revenue Refunding Bonds (Bent Tree Apartments Project) Series 2000H-1 and Interest-Only Series 2000H-2	_________________ _________________ _________________	83712EDE1

ATAX Loan Agreement
#4850-3191-8595|NB2-002620|

Schedule 6

BOND PAYMENTS

	Bond Issue	Interest Payment Dates	Sinking Fund Payment Dates	Sinking Fund Payment Amounts
1	Multifamily Housing Revenue Bonds (Bella Vista) Series 2006	Semiannually April 1 and October 1	Annually April 1	$45,000 each
2	Multifamily Mortgage Revenue Refunding Bonds 2003 Series I (Fairmont Oaks Apartments)	Semiannually April 1 and October 1	Semiannually April 1 and October 1	$35,000 each
3	Multifamily Mortgage Revenue Refunding Bonds 2000 Series B (Iona Lakes Project)	Semiannually April 1 and October 1	Semiannually April 1 and October 1	$75,000 each
4	Multifamily Housing Revenue Bonds (Runnymede Apartments Project) Series 2007	Semiannually April 1 and October 1	Annually April 1	$35,000 each
5	Revenue Bond, Series 2004 (Clarkson College Project)	1st day of each month	1st day of each month	$6,667 each
6	Multifamily Housing Revenue Bonds (Gardens of DeCordova Apartments) Series 2007	Semiannually May 1 and Nov. 1	Annually May 1	$17,000 each
7	Multifamily Housing Revenue Bonds (Gardens of Weatherford Apartments) Series 2007	Semiannually May 1 and Nov. 1	Annually May 1	$17,000 each
8	Multifamily Housing Revenue Bonds (Woodland Park Apartments) Series 2007G-1	Semiannually May 1 and Nov. 1	Annually Nov. 1	$52,000 each
9	Multifamily Housing Revenue Bonds (Woodlynn Village Project) Series 2007	Semiannually May 1 and Nov. 1	Annually May 1	$14,000 each
10	Multifamily Rental Housing Revenue Bonds (Bridle Ridge Apartments) Series 2008	Semiannually Jan. 1 and July 1	Annually July 1 (commencing 2010)	$20,000 each
11	Multifamily Housing Revenue Refunding Bonds 2001 Series G (Lake Forest Apartments)	Semiannually June 1 and Dec. 1	Semiannually June 1 and Dec. 1	$45,000 each
12	Multifamily Mortgage Revenue Refunding Bond (The Mill Apartments Project) Series 1999A [Ashley Square]	15th of each month	_________________	_________________
13	Multifamily Rental Housing Revenue Refunding Bonds (Bent Tree Apartments Project) Series 2000H-1 and Interest-Only Series 2000H-2	15th of each month until 12/15/2012; thereafter, the 1st of each month	_________________	_________________